SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY  STATEMENT  PURSUANT  TO  SECTION  14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X] Preliminary Proxy Statement/Prospectus     [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement/Prospectus

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 eGLOBE, INC.
     -----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement/Prospectus if Other Than the
                                  Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3)   Perunit   price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1) Amount previously paid:

         -----------------------------------------------------------------------

      2) Form, Schedule or Registration Statement No.:
                                                      --------------------------

      3) Filing Party:

         -----------------------------------------------------------------------

      4) Date Filed:

         -----------------------------------------------------------------------
                                 eGLOBE, INC.
                        1250 24TH STREET, NW, SUITE 725
                             WASHINGTON, DC 20037


                                 August __, 2000


Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of eGlobe, Inc. to be held on Thursday, August 31, 2000 at 9:30 a.m., local time, at the Washington Monarch Hotel, 2401 M Street, NW, Washington, DC 20037.

     The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in the accompanying Notice of Annual Meeting and Proxy Statement which you are urged to review carefully.

     Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, you are requested to complete, sign, date, and return the enclosed proxy card in the enclosed postage paid envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

     We hope that you can attend the 2000 Annual Meeting of Stockholders. Your interest and support in the affairs of eGlobe, Inc. are appreciated.


                                        Sincerely,




                                        CHRISTOPHER J. VIZAS
                                        Co-Chairman of the Board of Directors
                                         and Chief Executive Officer
                                 eGLOBE, INC.
                        1250 24TH STREET, NW SUITE 725
                             WASHINGTON, DC 20037
                                 (202) 822-8981

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 31, 2000

     NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders (the "Annual Meeting") will be held on Thursday, August 31, 2000, at 9:30 a.m., local time, at the Washington Monarch Hotel, 2401 M Street, NW, Washington, DC 20037, and thereafter as it may from time to time be adjourned for the purposes stated below:

    1. To elect two directors to our Board of Directors to a term of three years and until their successors have been duly elected and qualified (Proposal 1, see page 7);

    2. To approve the possible issuance of shares of our common stock upon the conversion of shares of our Series P Convertible Preferred Stock and Series Q Convertible Preferred Stock and exercise of warrants issued in connection with the Series P Convertible Preferred Stock and the Series Q Convertible Preferred Stock, where the number of shares issuable may equal or exceed 20% of our common stock outstanding at the time these securities were issued (Proposal 2, see page 28);

    3. To approve each of the alternative proposals to effect a one-for-2.7, one-for-3.7 or one-for-4.7 reverse stock split of our outstanding common stock (Proposal 3, see page 34);

    4. To amend our 1995 Employee Stock Option and Appreciation Rights Plan to increase the number of shares of common stock under that plan from 7,000,000 to 12,000,000 (subject to periodic increases) and increase the number of options that may be granted to a recipient during a two-year period from 500,000 to 1,000,000 (Proposal 4, see page 38); and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The above matters are described in the Proxy Statement. All of our stockholders are cordially invited to attend the Annual Meeting. Only holders of record of our common stock at the close of business on July 17, 2000 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof, either in person or by proxy. Our stock transfer books will not be closed.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      GRAEME BROWN, ESQ.
                                      Deputy General Counsel and Secretary


August --, 2000


     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                 eGLOBE, INC.
                        1250 24TH STREET, NW SUITE 725
                             WASHINGTON, DC 20037

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 31, 2000

     This Proxy Statement ("Proxy Statement") is furnished to stockholders of eGlobe, Inc. (the "Company") in connection with the solicitation by our Board of Directors of proxies (each individually, a "Proxy") to be used at our 2000 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, August 31, 2000 at 9:30 a.m., local time, at the Washington Monarch Hotel, 2401 M Street, NW, Washington, DC 20037, and thereafter as it may from time to time be adjourned, for the purposes stated below.

     At the Annual Meeting, our stockholders will be asked:

     1. To elect two directors to our Board of Directors to a term of three years and until their successors have been duly elected and qualified (Proposal 1, see page 7);

     2. To approve the possible issuance of shares of our common stock upon the conversion of shares of our Series P Convertible Preferred Stock and Series Q Convertible Preferred Stock and exercise of warrants issued in connection with the Series P Convertible Preferred Stock and the Series Q Convertible Preferred Stock, where the number of shares issuable may equal or exceed 20% of our common stock outstanding at the time these securities were issued (Proposal 2, see page 28);

     3. To approve each of the alternative proposals to effect a one-for-2.7, one-for-3.7 or one-for-4.7 reverse stock split of our outstanding common stock (Proposal 3, see page 34);

     4. To amend our 1995 Employee Stock Option and Appreciation Rights Plan to increase the number of shares of common stock under that plan from 7,000,000 to 12,000,000 (subject to periodic increases) and increase the number of options that may be granted to a recipient during a two-year period from 500,000 to 1,000,000 (Proposal 4, see page 38); and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     All Proxies in the enclosed form of proxy that are properly executed and returned to us prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. We do not know of any matters other than those set forth herein which may come before the annual meeting. If any other matters should properly come before the annual meeting, proxies will be voted in the discretion of the proxy holders.


     The approximate date on which this Proxy Statement and form of proxy are first being sent or given to our stockholders is August , 2000.


     The cost of soliciting Proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of Proxies by mail, Proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. We may also utilize the services of our transfer agent, American Stock Transfer & Trust Company, to provide broker search and proxy distribution services at an estimated cost of $2,500. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and normal handling charges may be paid for such forwarding service.

     The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, THE QUARTERLY REPORT FOR THE FISCAL QUARTER ENDED MARCH 31, 2000 AND THE CURRENT REPORT PURSUANT TO WHICH WE FILED RESTATED FINANCIAL STATEMENTS WHICH REFLECT OUR MERGER WITH TRANS GLOBAL COMMUNICATIONS ACCOMPANIES THIS PROXY STATEMENT.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR APPROVAL OF EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                             -----
Shares Outstanding and Voting Rights .....................................................     4
Security Ownership of Management .........................................................     5
Security Ownership of Certain Beneficial Owners ..........................................     6
Proposal 1: Election of Directors ........................................................     7
Meetings and Committees of our Board of Directors ........................................    11
Executive Compensation ...................................................................    12
Summary Compensation Table ...............................................................    12
Option/SAR Grants in Last Fiscal Period ..................................................    13
Aggregated Option/SAR Exercises in Last Fiscal Period and Fiscal Period-End Option/SAR
  Values..................................................................................    13

Compensation of Directors ................................................................    14
Employment Agreements, Termination of Employment and Change in Control Arrangements ......    14
Compensation Committee Interlocks and Insider Participation ..............................    19
Compensation Committee Report on Executive Compensation ..................................    20
Stock Performance Chart ..................................................................    23
Certain Relationships and Related Transactions ...........................................    23
Section 16(a) Beneficial Ownership Reporting Obligations .................................    27
Proposal 2: Approval of the Issuance of Common Stock Upon the Conversion and Exercise of
            the Series P Convertible Preferred Stock, Series Q Convertible Preferred Stock
            and Certain Warrants .........................................................    28
Proposal 3: Approval of the Reverse Split of shares of our common stock and amendment of
            our Restated Certificate of Incorporation to effect the Reverse Stock Split ..    34
Proposal 4: Approval of Amendment to the 1995 Employee Stock Option and Appreciations
            Rights Plan ..................................................................    38
Independent Accountants ..................................................................    42
Incorporation by Reference ...............................................................    42
Stockholder Proposals and Other Matters ..................................................    42

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only holders of record of our common stock at the close of business on Monday, July 17, 2000, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On July 17, 2000, there were issued and outstanding, 97,042,828 shares of common stock of which 93,042,828 shares are entitled to vote. The remaining shares are owned by us or our subsidiaries and may not be voted or counted towards calculation of a quorum under Delaware corporation law.

     Each holder of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of Directors. Our common stock votes as a single class. Holders of a majority of the common stock represented at a meeting may approve most actions submitted to the stockholders. Cumulative voting in the election of Directors is not permitted.

     A majority of our outstanding common stock represented in person or by Proxy and entitled to vote will constitute a quorum at the Annual Meeting. Any stockholder present in person or by Proxy who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, at any meeting of stockholders at which a quorum is present, the required vote is as follows:
(a) the affirmative vote of a plurality of the shares of common stock present or represented by Proxy at the Annual Meeting is required to elect the two (2) nominees for Directors, (b) the affirmative vote of a majority of the outstanding shares of common stock is required to amend our Restated Certificate of Incorporation and (c) the affirmative vote of a majority of the shares of common stock present or represented by Proxy at the Annual Meeting is required to approve the other matters at the Annual Meeting. In such a case, the aggregate number of votes cast by all stockholders present in person or by Proxy will be used to determine whether a motion will carry.

     All votes will be tabulated by the inspector of elections (the "Inspector") appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker "non-votes", and determine the result for each proposal.

     An abstention from voting on a matter by a stockholder present in person or by Proxy at the Annual Meeting will have no effect on the item on which the stockholder abstains from voting. In addition, although broker "non-votes" will be counted for purposes of determining a quorum, they will have no effect on the vote on matters at the Annual Meeting. All valid Proxies received may be voted at the discretion of the proxy holders named therein for adjournments or postponements or other matters that may properly come before the Annual Meeting. The proxy holders may exercise their discretion to vote all valid Proxies for an adjournment or postponement in the absence of a quorum, to the extent necessary to facilitate the tabulation process or in other cases.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number and percentage of shares of our common stock owned beneficially, as of July 17, 2000, by each director and executive officer of eGlobe, and by all directors and executive officers of eGlobe as a group. Information as to beneficial ownership is based upon statements furnished to us by such persons. Unless otherwise indicated, the address of each of the named individuals is c/o eGlobe, Inc., 1250 24th Street, N.W., Suite 725, Washington, DC 20037.

                                  NAME OF                                      NUMBER OF SHARES        PERCENT OF COMMON
                             BENEFICIAL OWNER                               OWNED BENEFICIALLY (1)   STOCK OUTSTANDING (2)
-------------------------------------------------------------------------- ------------------------ ----------------------
 Christopher J. Vizas (3) ................................................           447,536                     *
 Arnold Gumowitz .........................................................        10,640,000                  11.0%
 David W. Warnes (4) .....................................................           111,000                     *
 Richard A. Krinsley (5) .................................................           180,182                     *
 Donald H. Sledge (6) ....................................................            98,000                     *
 James O. Howard (7) .....................................................           105,000                     *
 John H. Wall (8) ........................................................            50,000                     *
 Gary Gumowitz ...........................................................        13,300,000                  13.7
 John W. Hughes ..........................................................         3,800,000                   3.9
 Bijan Moaveni ...........................................................         1,138,814                   1.2
 David Skriloff (9) ......................................................            50,061                     *
 Anne Haas (10) ..........................................................            45,617                     *
 All executive officers and directors as a Group (12 persons) (11) .......        29,966,210                  30.6%

----------
  *  Less than 1%

 (1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from July 17, 2000. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated. This table includes shares of common stock subject to outstanding options granted pursuant to our option plans.

 (2) For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

 (3) Includes options to purchase 130,372 shares of common stock exercisable within 60 days from July 17, 2000. Does not include options to purchase 933,334 shares of common stock which are not exercisable within such period.

 (4) Consists solely of options to purchase common stock exercisable within 60 days from July 17, 2000.

 (5) Includes options to purchase 96,000 shares of common stock exercisable within 60 days from July 17, 2000.

 (6) Consists solely of options to purchase common stock exercisable within 60 days from July 17, 2000.

 (7) Includes options to purchase 85,000 shares of common stock exercisable within 60 days from July 17, 2000.

 (8) Includes options to purchase 50,000 shares of common stock exercisable within 60 days from July 17, 2000. Does not include 15% interest in warrants to purchase 18,000 shares of common stock which are not exercisable within 60 days from July 17, 2000.

 (9) Does not include (1)  warrants to purchase  4,218 shares of common stock or
     (2) options to purchase 264,000 shares of common stock which are not exercisable within 60 days from July 17, 2000.

(10) Includes options to purchase 33,950 shares of common stock exercisable within 60 days from July 17, 2000. Does not include options to purchase 76,666 shares of common stock which are not exercisable within 60 days from July 17, 2000.

(11) Includes (1) options to purchase 604,322 shares of common stock exercisable within 60 days from July 17, 2000. Does not include (1) options to purchase 1,274,000 shares of common stock or (2) warrants to purchase 22,218 shares of common stock which are not exercisable within such period.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number and percentage of shares of our common stock owned beneficially, as of July 17, 2000, by any person who is known to us to be the beneficial owner of 5% or more of our common stock. Information as to beneficial ownership is based upon statements furnished to us by such persons.


                                    NUMBER OF SHARES       PERCENT OF
        NAME AND ADDRESS             OWNED OF RECORD      COMMON STOCK
       OF BENEFICIAL OWNER        AND BENEFICIALLY (1)   OUTSTANDING (2)
-------------------------------- ---------------------- ----------------
EXTL Investors LLC (3) .........      13,886,410               13.9%
  850 Cannon, Suite 200
  Hurst, Texas 76054

Gary Gumowitz ..................      13,300,000               13.7%
  c/o eGlobe, Inc.
  1250 24th Street, N.W.,
  Suite 725
  Washington, D.C. 20037

Arnold Gumowitz ................      10,640,000               11.0%
  c/o eGlobe, Inc.
  1250 24th Street, N.W.,
  Suite 725
  Washington, D.C. 20037

----------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from July 17, 2000. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.

(2) For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person, but were not deemed outstanding in determining the percentage owned by any other person.

(3) Includes warrants to purchase 3,297,334 shares of common stock exercisable within 60 days from July 17, 2000. Gladys Jensen is the holder of 99% of the membership interest and the sole executive officer of EXTL Investors, LLC and holds a proxy to vote the remaining 1% membership interest held by her husband, Ronald Jensen. As such, Gladys and Ronald Jensen may be deemed to be beneficial owners of the securities held by EXTL Investors, LLC. However, Ronald Jensen disclaims beneficial ownership of the shares held by EXTL Investors, LLC.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Our Board of Directors recommends the election as directors of the two (2) nominees listed below as Class I Directors. The two nominees, if elected, would hold office until the annual meeting of stockholders in 2003 and until their successors are elected and qualified or until their earlier death, resignation or removal.

     The following table sets forth the name and age of each nominee for director, indicating all positions and offices with eGlobe currently held by him, and the period during which he has served as a director:



      NAME OF NOMINEE         AGE     POSITION WITH EGLOBE SINCE     DIRECTOR
--------------------------   -----   ----------------------------   ---------
David W. Warnes ..........    53     Class I Director                 1995
John W. Hughes ...........    51     Class I Director                 2000


     It is intended that shares represented by Proxies in the accompanying form will be voted "For" the election of the nominees named above unless a contrary direction is indicated. If at the time of the Annual Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by our Board of Directors.

     The affirmative vote of a plurality of the shares of common stock present or represented by Proxy at the Annual Meeting is required to elect directors.

           OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

     Shown below are the names of all directors and executive officers of eGlobe, all positions and offices held by each such person, the period during which each person has served as such, and the principal occupations and employment of each such person during the last five years:


              NAME                 AGE                       POSITION
-------------------------------   -----   ---------------------------------------------
Christopher J. Vizas ..........    50     Co-Chairman of the Board and Chief Executive
                                          Officer and Class III Director
Arnold S. Gumowitz ............    71     Co-Chairman of the Board and Class III
                                          Director

David W. Warnes ...............    53     Class I Director
Richard A. Krinsley ...........    70     Class III Director
James O. Howard ...............    57     Class III Director
Donald H. Sledge ..............    59     Class II Director
John H. Wall ..................    34     Class II Director
Gary S. Gumowitz ..............    38     President, eGlobe Development Corp. and
                                          Class II Director
John W. Hughes ................    51     Class I Director
Bijan Moaveni .................    54     Chief Operating Officer
David Skriloff ................    34     Chief Financial and Administrative Officer
Anne Haas .....................    49     Vice President, Controller and Treasurer


DIRECTORS AND EXECUTIVE OFFICERS

     CHRISTOPHER J. VIZAS, age 50, has been a Director of eGlobe since October 25, 1997 and the Chairman of the Board of Directors since November 10, 1997. Mr. Vizas served as eGlobe's acting Chief Executive Officer from November 10, 1997 to December 5, 1997, on which date he became eGlobe's Chief Executive Officer. Before joining eGlobe, Mr. Vizas was a co-founder of, and since October 1995, served as Chief Executive Officer of Quo Vadis International, an investment and financial advisory firm. Before forming Quo Vadis International, he was Chief Executive Officer of Millennium Capital Development, a merchant banking firm, and of its predecessor Kouri Telecommunications & Technology. Before joining Kouri, Mr. Vizas shared in the founding and development of a series of technology companies, including Orion Network Systems, Inc. of which he was a founder and a principal executive. From April 1987 to 1992, Mr. Vizas served as Vice Chairman of Orion, an international satellite communications company, and served as a Director from 1982 until 1992. Mr. Vizas has also held various positions in the United States government.

     ARNOLD S. GUMOWITZ, age 71, was appointed Co-Chairman of the Board of Directors on March 24, 2000. Mr. Gumowitz has been the Chairman and Chief Financial Officer of Trans Global since its inception in 1995. Before joining Trans Global, Mr. Gumowitz was a co-founder and Chairman of AAG Management,
Inc., a real estate concern which commenced operations in 1979. In addition, Mr. Gumowitz has over 40 years experience in the textile, apparel and manufacturing fields.

     DAVID W. WARNES, age 53, has been a Director of eGlobe since June 30, 1995. Mr. Warnes has been the Chief Operating Officer of Global Light Telecommunications Inc. since September 1997 and a Director since June 1997. He has been the President and Chief Executive Officer of Vitacom, a subsidiary of Highpoint Telecommunications Inc., a telecommunications company, since December 1995, and President and CEO of Highpoint since April 1998. Previously, Mr. Warnes held various senior management and executive positions with Cable and Wireless or its affiliated companies for two decades. From October 1992 through October 1995, he was Vice President, Operations and Chief Operating Officer, and from August 1994 through October 1995, he was Assistant Managing Director of Tele 2, a telecommunications service provider in Sweden partially owned by Cable and Wireless. From August 1988 through June 1992, he was a principal consultant and General Manager, Business Development of IDC, an international telecommunications service provider based in Japan and partially owned by Cable and Wireless. Mr. Warnes is a Chartered Engineer, a Fellow of the Institution of Electrical Engineers, and a graduate of the University of East London.

     RICHARD A. KRINSLEY, age 70, has been a Director of eGlobe since June 30, 1995. Mr. Krinsley retired in 1991 as the Executive Vice President and Publisher of Scholastic Corporation; a publicly held company traded on the Nasdaq Stock Market. While employed by Scholastic between 1983 and 1991, Mr. Krinsley, among many other duties, served on that company's management committee. From 1961 to 1983, Mr. Krinsley was employed by Random House where he held, among other positions, the post of Executive Vice President. At Random House, Mr. Krinsley also served on that company's executive committee.

     JAMES O. HOWARD, age 57, has been a Director of eGlobe since January 16, 1998. Since 1990, Mr. Howard has served as the Chief Financial Officer and a member of the management committee of Benton International, Inc., a wholly owned subsidiary of Perot Systems Corporation. From 1981 to 1990, Mr. Howard was employed by Benton International, Inc. as a consultant and sector manager. Before joining Benton International, Inc., Mr. Howard held a number of legal positions in the federal government, including General Counsel of the National Commission on Electronic Fund Transfers.

     DONALD H. SLEDGE, age 59, has been a Director of eGlobe since November 10, 1997. Mr. Sledge has served as the Chief Executive Officer of RateXchange Corporation, a telecommunications company since January 2000. Mr. Sledge served as Vice Chairman, President and Chief Executive Officer of TeleHub Communications Corp., a privately held technology development company, beginning in 1996. Mr. Sledge served as President and Chief Operating Officer of West Coast Telecommunications, Inc., a long distance company, from 1994 to 1995. From 1993 to 1994, Mr. Sledge was employed by New T&T, a Hong Kong-based company, as head of operations. Mr. Sledge was Chairman and Chief Executive Officer of Telecom New Zealand International from 1991 to 1993 and the Managing Director of Telecom New Zealand International's largest local carrier from 1988 to 1991. Mr. Sledge is currently Chairman of the Board of United Digital Network, a small interexchange carrier that operates primarily in Texas, Oklahoma, Arizona and California. Mr. Sledge is a member of the Board of Advisors of DataProse and serves as a director of AirCell Communications, Inc. He also serves as advisor and board member to several small technology-based start-up companies.

     JOHN H. WALL, age 34, has been a Director of eGlobe since June 16, 1999. Mr. Wall has been the Vice President and Chief Technology Officer for Insurdata Incorporated, a healthcare technology solutions and services provider, since March 1998. Prior to joining Insurdata, Mr. Wall served as Chief Technical Officer for BT Systems Integrators, a provider of imaging and information management solutions from 1996 to 1998. Mr. Wall also was employed as an engineer and technical analyst by Georgia Pacific and Dana Corporation from 1995 to 1996 and 1988 to 1995, respectively.

     GARY S. GUMOWITZ, age 38, was appointed President of eGlobe Development Corp., a wholly owned subsidiary of eGlobe, and Director of eGlobe on March 24, 2000. Mr. Gumowitz was the founder of Trans Global and has served as its Chief Executive Officer since its inception in 1995. Previously, Mr. Gumowitz served on Trans Global's board of directors, and on the boards of AAG Management Company and GGB Associates with interests in the real estate and hospitality industries since 1990. He is a graduate of the University of Rhode Island and holds a degree in Economics.


     JOHN W. HUGHES, age 51, has been a Director of eGlobe on March 24, 2000. Mr. Hughes was Senior Vice President and General Counsel of eGlobe from March 2000 to July 2000 and is currently in private practice. Mr. Hughes was the outside General Counsel of Trans Global since its inception in 1995 and was a sole proprietor practicing law in New York for twenty-five years, specializing in the areas of taxation, business organizations, and contracts. Mr. Hughes served as a faculty member in the tax department at Pace University and as a lecturer at the Cornell University Graduate School of Business Administration. In addition, Mr. Hughes served on Trans Global's board of directors. He is an alumnus of Cornell University, where he earned a Bachelor's Degree in l970, an MBA in 1971 and a J.D. in l974.


     BIJAN MOAVENI, age 54, was appointed Chief Operating Officer of eGlobe on December 3, 1999. Prior to joining eGlobe, Mr. Moaveni served as President and Chief Executive Officer of Coast International, Inc., a private telecommunications company which he founded and which was acquired by eGlobe in December 1999, for twelve years. Before founding Coast, Mr. Moaveni held various senior management positions with Sprint Corporation, including marketing and sales, telecommunications networks, customer service, billing and business and system development.

     DAVID SKRILOFF, age 34, was appointed Chief Financial and Administrative Officer of eGlobe effective as of January 1, 2000. Prior to joining eGlobe, Mr. Skriloff was employed by Gerard Klauer Mattison & Co., a registered investment bank and eGlobe's financial banker, beginning in 1993 where he was a Senior Associate before being promoted to Vice President, Corporate Finance. Mr. Skriloff also worked as an Associate at The American Acquisition Company, a venture capital group and was a co-founder and Senior Vice President of Sales and Marketing at Performance Technologies, Inc., a computer software company.

     ANNE HAAS, age 49, was appointed Vice President, Controller and Treasurer of eGlobe on October 21, 1997. Ms. Haas served as the Vice President of Finance of Centennial Communications Corp., a start-up multi-national two way radio company, during 1996-97. From 1992 to 1996, Ms. Haas served as Controller of
Quark, Inc., a multi-national desk top publishing software company. Before 1992, Ms. Haas worked for the accounting firm of Price Waterhouse in San Jose, California and Denver, Colorado.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Directors are elected for three year terms with approximately one-third of such overall directors elected each year; except that in order to implement the staggered board, at the June 16, 1999 annual meeting, Class I Directors were elected for a one-year term, Class II Directors were elected for a two-year term and Class III Directors were elected for a full three-year term. Directors will hold office until the end of their term and until their successors are elected and qualified. Executive Officers serve at the pleasure of the Board or until the next annual meeting of stockholders. Arnold Gumowitz is the father of Gary Gumowitz.

     Our Board is entrusted with managing our business and affairs. Pursuant to the powers bestowed upon our Board by our Amended and Restated Bylaws, as amended (the "Bylaws"), our Board may establish committees from among its members. In addition, the Bylaws provide that our Board must annually appoint officers of the Company to manage the affairs of the Company on a day to day basis as set forth in the Bylaws or as otherwise directed by our Board. During the fiscal period ended December 31, 1999, there were a total of 12 meetings held by our Board of Directors. All of the Directors attended at least 75% of the meetings held by our Board of Directors during the fiscal period ended December 31, 1999.

     In April 1998, our Board reconstituted the then-existing committees of the Company as four standing committees of our Board: the Executive Committee, the Audit Committee, the Finance Committee and the Compensation Committee. We do not have a Nominating Committee. The Executive Committee oversees activities in those areas not assigned to other committees of our Board and has the full power and authority of our Board to the extent permitted by Delaware law. Our Executive Committee is presently comprised of Messrs. Howard, Sledge, A. Gumowitz and Vizas. The Audit Committee's duties include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, reviewing and approving professional services rendered by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of our internal auditing controls; and reviewing situations or transactions involving actual or potential conflicts of interest. Our Audit Committee is presently comprised of Messrs. Howard, Warnes, Wall and Vizas (in an ex officio capacity).

     The Compensation Committee is responsible for approving all compensation for senior officers and employees, makes recommendations to our Board with respect to the grant of stock options and eligibility requirements, including grants under and the requirements of our stock option plans and may make grants to Directors under such stock option plans. Our Compensation Committee is presently comprised of Messrs. Vizas, Krinsley and Sledge.

     The Executive Committee held 11 meetings during the fiscal period ended December 31, 1999. The Audit Committee held 2 meetings during the fiscal period ended December 31, 1999. The Compensation Committee held 5 meetings during the fiscal period ended December 31, 1999.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for the three most recent fiscal periods ended December 31, 1999, December 31, 1998 and March 31, 1998 of our Chief Executive Officer and the four most highly compensated other executive officers whose total annual salary and bonus exceed $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                           LONG TERM
                                                     ANNUAL COMPENSATION                  COMPENSATION
                                                                     OTHER ANNUAL   RESTRICTED    SECURITIES
                                               SALARY                COMPENSATION      STOCK      UNDERLYING
 NAME AND PRINCIPAL POSITION(1)     YEAR        ($)      BONUS ($)        ($)       AWARDS ($)   OPTIONS/SARS
--------------------------------  --------  ----------- ----------- -------------- ------------ -------------
Christopher J. Vizas                1999     $207,692           0             0            0      1,004,768
 Chairman and Chief                *1998      153,847           0             0            0        110,000
 Executive Officer (2) .........    1998       62,308           0             0            0        520,000

Ronald A. Fried                     1999     $150,000     $28,077             0            0        247,200
 Vice President, Business          *1998      112,500           0             0            0         40,000
 Development (3) ...............    1998       12,500           0             0            0        100,000

Anthony Balinger                    1999     $150,000           0       $19,200            0          2,400
 Senior Vice President and         *1998      103,846           0         9,600            0         45,000
 Vice Chairman (4)    .             1998      150,000           0             0       $7,875         84,310

W.P. Colin Smith                    1999     $127,884     $10,000             0            0              0
 Vice President                    *1998       91,539      25,000             0            0         25,000
 Legal Affairs (5)    .             1998       11,538           0             0            0        100,000

Allen Mandel                        1999     $137,730           0             0            0        101,800
 Senior Vice President (6)    .    *1998      103,000           0             0            0         30,000
                                    1998       90,077           0             0            0         87,676

----------
 *  Nine month period ended December 31, 1998


(1) We no longer employ Messrs. Balinger and Smith, however, Mr. Smith continues to provide consulting services to us. We hired Bijan Moaveni in December 1999 to act as our Chief Operating Officer and David Skriloff to act as our Chief Financial and Administrative Officer in January 2000. Each of Messrs. Moaveni and Skriloff has base salaries in excess of $100,000. In connection with the consummation of the Merger with Trans Global, we hired Arnold Gumowitz to act as our Co-Chairman and Gary Gumowitz to act as President of eGlobe Development Corp. Both Messrs. Gumowitz and Gumowitz have base salaries in excess of $100,000.


(2) Mr. Vizas has served as our Chief Executive Officer since December 5, 1997. From November 10, 1997 to December 5, 1997, Mr. Vizas served as our acting Chief Executive Officer. Mr. Vizas' employment agreement provides for a base salary of $200,000, performance based bonuses of up to 50% of base salary and options to purchase up to 500,000 shares, subject to various performance criteria. See "Employment Agreements and Termination of Employment and Change in Control Arrangements." Mr. Vizas' base salary for 2000 will increase to $300,000.

(3) Mr. Fried has served as our Vice President of Business Development since February 20, 1998. Mr. Fried's employment agreement provides for a base salary of $150,000, performance based bonuses of up to 50% of base salary and options to purchase up to 100,000 shares, subject to various performance criteria. See "Employment Agreements and Termination of
    Employment and Change in Control Arrangements." Mr. Fried resigned effective July 24, 2000.

(4) Mr. Balinger served as our President from April 1995 until November 10, 1997. Mr. Balinger served as Chief Executive Officer from January 3, 1997 through November 10, 1997. Mr. Balinger has served as our Senior Vice President and Vice Chairman since November 6, 1997. Amounts shown as Other Annual Compensation consist of an annual housing allowance paid to Mr. Balinger while he resided in the United States and while he resided in Hong Kong. See "Employment Agreements, Termination of Employment and Change of Control Agreements."

(5) Mr. Smith served as our Vice President of Legal Affairs from February 1, 1998 until January 7, 2000. Mr. Smith's employment agreement provided for a base salary of $135,000, performance based bonuses of up $50,000 and options to purchase up to 100,000 shares, subject to various performance criteria. See "Employment Agreements, Termination of Employment and Change in Control Arrangements." Mr. Smith currently acts as our Senior Litigation Counsel under a consulting arrangement.

(6) Mr. Mandel has served as our Senior Vice President since 1991.

                     OPTION/SAR GRANTS IN LAST FISCAL PERIOD

     The following table sets forth the information concerning individual grants of stock options and stock appreciation rights ("SARs") during the last period to each of the Named Executive Officers during such period. All of the options granted in the year ended December 31, 1999 to the Named Executive Officers have terms of between five (5) and ten (10) years. A total of 3,798,182 options were granted to our employees and directors in the 12-month period ended December 31, 1999 under eGlobe's 1995 Employee Stock Option and Appreciation Rights Plan (the "Employee Stock Option Plan") and outside of the Employee Stock Option Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL PERIOD


                                                                                              POTENTIAL REALIZABLE
                                  NUMBER OF      % OF TOTAL                                      VALUE AT ASSUMED
                                 SECURITIES     OPTIONS/SARS                                ANNUAL RATES OF STOCK PRICE
                                 UNDERLYING      GRANTED TO    EXERCISE OR                 APPRECIATION FOR OPTION TERM
                                OPTIONS/SARS    EMPLOYEES IN   BASE PRICE   EXPIRATION ------------------------------------
             NAME                GRANTED (#)   FISCAL PERIOD     ($/SH)        DATE     0%($)(1)    5% ($)      10% ($)
------------------------------ -------------- --------------- ------------ ----------- ---------- ---------- -------------
Christopher J. Vizas .........        1,768            0%      $ 0.01       06/25/04     $5,194    $  6,636   $    8,351
                                      1,500            0%      $ 1.69       06/25/04     $4,407    $  3,110   $    4,565
                                      1,500            0%      $ 1.46       06/25/04     $4,407    $  3,455   $    4,910
                                  1,000,000         26.3%      $ 2.8125     12/16/04         --    $787,500   $1,715,625
Ronald A. Fried ..............       20,000          0.5%      $ 3.16       05/14/04         --    $ 16,006   $   36,427
                                      1,100            0%      $ 1.69       06/25/04     $3,232    $  2,281   $    3,348
                                      1,100            0%      $ 1.46       06/25/04     $3,232    $  2,534   $    3,601
                                    225,000          5.9%      $ 2.8125     12/16/04         --    $177,188   $  386,016
Anthony Balinger .............        1,200            0%      $ 1.69       06/25/04     $3,326    $  2,488   $    3,652
                                      1,200            0%      $ 1.46       06/25/04     $3,526    $  2,897   $    3,652
W.P. Colin Smith .............           --           --             --           --         --          --           --
Allen Mandel .................          900            0%      $ 1.69       06/25/04     $2,644    $  1,866   $    2,739
                                        900            0%      $ 1.46       06/25/04     $2,644    $  2,073   $    2,946
                                    100,000          2.6%      $ 2.8125     12/16/04         --    $ 78,750   $  171,563

----------
(1) For options granted below market, values were calculated by multiplying the closing transaction price of the common stock as reported on the Nasdaq National Market at date of grant by the number of options granted.

     The following table sets forth information concerning each exercise of stock options during the last fiscal period by each of the Named Executive
Officers during such fiscal period and the fiscal period end value of unexercised options.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL PERIOD
                     AND FISCAL PERIOD-END OPTION/SAR VALUES


                                                          NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS/SARS
                               SHARES                    OPTIONS/SARS AT FP-END          AT FP-END($)
                              ACQUIRED       VALUE    --------------------------- --------------------------
           NAME             ON EXERCISE   REALIZED(1)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------- ------------- ------------ --------------------------- --------------------------
Christopher J. Vizas .....    270,396      $497,220        204,372/933,334        $380,550/$1,304,960
Ronald A. Fried ..........     56,250        91,406         16,047/248,571        $   45,522/$422,632
Anthony Balinger .........          0             0         86,310/ 16,666        $   169,085/$33,724
W.P. Colin Smith .........          0             0         48,333/ 43,334        $    86,762/$72,426
Allen Mandel .............     25,000        40,625         76,911/117,565        $  169,666/$207,940

----------
(1) Values were calculated by multiplying the closing transaction price of the common stock as reported on the Nasdaq National Market on December 31, 1999 of $4.4375 by the respective number of shares of common stock and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.

COMPENSATION OF DIRECTORS

     Effective November 10, 1997, and contingent upon eGlobe experiencing a fiscal quarter of profitability, non-executive members of the Board receive a Director's fee of $500 for each regular meeting and committee meeting attended. Our directors are also reimbursed for expenses incurred in connection with attendance at Board meetings.

     During the fiscal periods ended 1995, 1996 and 1997, under our 1995 Directors Stock Option and Appreciation Rights Plan which then provided for automatic annual grants, each non-executive Director received an annual grant of ten year options to purchase 10,000 shares at an exercise price equal to the fair market value of our common stock on the date of grant. Commencing with the amendments to the Directors Stock Option Plan which were approved by our stockholders at the 1997 annual meeting held on February 26, 1998, options to directors may be made at the discretion of the Board of Directors or Compensation Committee and there are no automatic grants.

     On December 16, 1999, options to purchase 50,000 shares of our common stock at an exercise price of $2.8125 per share were granted to each of Messrs.
Warnes, Krinsley, Howard, Sledge and Wall. Such options have a term of five years and vested upon grant.

     On December 16, 1999, Mr. Vizas was granted options to purchase 750,000 shares of common stock at an exercise price of $2.8125 per share. Such options have a term of five years and vest in three annual installments of 250,000 shares beginning on December 16, 2000. In addition, Mr. Vizas was granted options to purchase 250,000 shares of common stock, of which 239,628 options were issued outside of our Employee Stock Option Plan. Such options vested upon grant and were immediately exercised.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT  AND  CHANGE  IN  CONTROL
ARRANGEMENTS

     Effective December 5, 1997, we entered into a three year employment agreement with Christopher J. Vizas, our Chief Executive Officer. Mr. Vizas' employment agreement provides for a minimum salary of $200,000 per annum, reimbursement of certain expenses, annual bonuses based on financial performance targets to be adopted by eGlobe and Mr. Vizas, and the grant of options to purchase an aggregate of 500,000 shares of common stock. The options granted to Mr. Vizas pursuant to his employment agreement are comprised of:

o options to purchase 50,000 shares of common stock at an exercise price of $2.32 which vested upon their grant;

o options to purchase 50,000 shares of common stock at an exercise price of $2.32 which vested on December 5, 1998;

o options to purchase up to 100,000 shares of common stock at an exercise price of $2.32 which expired due to our failure to achieve certain financial performance targets;

o options to purchase 50,000 shares at an exercise price of $3.50 which vested on December 5, 1999;

o options  to purchase up to 100,000 shares of common stock at an exercise price
  of $3.50   which  expired  due to our  failure  to achieve  certain  financial performance targets;

o options  to purchase 50,000 shares at an exercise price of $4.50 which vest on
  December   5,  2000  (contingent  upon  Mr.  Vizas' continued employment as of such date); and

o options to purchase up to 100,000 shares of common stock at an exercise price of $4.50 which vest on December 5, 2000 (contingent upon Mr. Vizas' continued employment as of such date and the attainment of certain financial performance targets).

Each option has a term of five years.

     Mr. Vizas' employment agreement provides that, if we terminate Mr. Vizas' employment other than for "cause," Mr. Vizas shall continue to receive, for one year commencing on the date of such termination, his full base salary, any bonus that is earned after the termination of employment, and all other benefits and compensation that Mr. Vizas would have been entitled to under his employment agreement in the absence of termination of employment (the "Vizas Severance Amount"). Mr. Vizas may be terminated for cause if he engages in any personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or material breach of any provision of his employment agreement.

     If there is an early termination of Mr. Vizas' employment following a "change of control," Mr. Vizas would be entitled to a lump cash payment equal to the Vizas Severance Amount. Additionally, if during the term of Mr. Vizas' employment agreement there is a "change in control" of eGlobe and in connection with or within two years after such change of control we terminate Mr. Vizas' employment other than "termination for cause," all of the options described above will vest in full to the extent and at such time that such options would have vested if Mr. Vizas had remained employed for the remainder of the term of his employment agreement. A "change of control" means if (1) any person becomes the beneficial owner of 20% or more of the total number of our voting shares;
(2) any person becomes the beneficial owner of 10% or more, but less than 20%, of the total number of our voting shares, if the Board of Directors makes a determination that such beneficial ownership constitutes or will constitute control of eGlobe; or (3) as the result of any business combination, the persons who were directors of eGlobe before such transaction shall cease to constitute at least two-thirds of the Board of Directors.

     On February 1, 1997, we entered into a new three year employment agreement with Anthony Balinger. Pursuant to his new employment agreement, Mr. Balinger served as eGlobe's President and Chief Executive Officer until November 10, 1997 when he resigned that position and was appointed Senior Vice President and Vice Chairman of eGlobe. Mr. Balinger's employment agreement provides for a minimum salary of $150,000 per annum, reimbursement of certain expenses, a $1,600 per month housing allowance, and payment for health, dental and disability insurance and various other benefits.

     Mr. Balinger's employment agreement also provides for payment of the greater of $125,000 or the balance of the annual base salary to which Mr. Balinger would be entitled at the end of the employment term, relocation to the country of Mr. Balinger's choice, buy-out of his auto and residential leases and a 90 day exercise period for his vested options after termination if we terminate Mr. Balinger without "cause." "Cause" means any criminal conviction for an offense by Mr. Balinger involving any misappropriation of our funds or material property or a willful and repeated refusal to follow any careful directive of our Board of Directors for the performance of material duties which Mr. Balinger is required to perform under his employment agreement (after cure period). This employment agreement superseded a prior employment agreement.

     If, during the term of Mr. Balinger's employment agreement, there is a "change in control" of eGlobe, then the agreement shall be deemed to have been terminated by us and we shall be obligated to pay Mr. Balinger a lump sum cash payment equal to five times the "base amount" of Mr. Balinger's compensation, as that term is defined by the Internal Revenue Code. A "change of control" occurs if (i) we sell all or substantially all of our assets, (ii) we merge or consolidate with or into another corporation such that our shareholders own 50% or less of the combined corporation following the merger or consolidation, (iii) a majority of our Board is replaced in a given year without approval of the directors who constituted the board at the beginning of year, or (iv) any person becomes the beneficial owner of 15% or more of the total number of our voting shares. The employment agreement with Mr. Balinger terminated in January 2000.

     On February 1, 1998, we entered into an employment agreement with W. P. Colin Smith pursuant to which Mr. Smith agreed to serve as Vice President of Legal Affairs and General Counsel of eGlobe through December 31, 2000. Mr. Smith's employment agreement provides for a minimum salary of $125,000 per annum, reimbursement of certain expenses, annual and quarterly bonuses based on financial performance targets to be adopted by the Chairman and Chief Executive and Mr. Smith, and the grant of options to purchase an aggregate of 100,000 shares of common stock. The options granted to Mr. Smith pursuant to his employment agreement are comprised of options to purchase 33,333 shares of common stock at an exercise price of $3.125 which vested on February 1, 1999 but which expired due to eGlobe's failure to achieve certain financial performance targets, 33,333 shares of common stock at an exercise price of $3.125 which vested on February 1, 2000 and 33,334 shares of common stock at an exercise price of $3.125 which will vest on February 1, 2001
(contingent upon Mr. Smith's continued employment as of such date and the attainment of certain financial performance targets). Each of the options have a term of five years. Vesting of all options will accelerate in the event that the current Chairman and Chief Executive Officer (Christopher J. Vizas) ceases to be the Chief Executive Officer of eGlobe and Mr. Smith's employment terminates or reasonable advance notice of such termination is given.

     Mr. Smith's employment agreement provides that, if we terminate Mr. Smith's employment other than "for cause" or after a material breach of the employment agreement by eGlobe, Mr. Smith shall continue to receive, for six months (in all cases thereafter) commencing on the date of such termination, his full base salary, any annual or quarterly bonus that has been earned before termination of employment or is earned after the termination of employment (where Mr. Smith met the applicable performance goals prior to termination and we meet the applicable corporate performance goals after termination), and all other benefits and compensation that Mr. Smith would have been entitled to under his employment agreement in the absence of termination of employment (the "Smith Severance Amount"). "Termination for cause" means termination by eGlobe because of Mr. Smith's (1) fraud or material misappropriation with respect to our business or assets; (2) persistent refusal or willful failure materially to perform his duties and responsibilities to us which continues after Mr. Smith receives notice of such refusal or failure; (3) conduct that constitutes disloyalty to eGlobe and which materially harms us or conduct that constitutes breach of fiduciary duty involving personal profit; (4) conviction of a felony or crime, or willful violation of any law, rule, or regulation, involving moral turpitude;
(5) the use of drugs or alcohol which interferes materially with Mr. Smith's performance of his duties; or (6) material breach of any provision of his employment agreement.

     If, during the term of Mr. Smith's employment agreement, there is a "change in control" of eGlobe and in connection with or within two years after such change of control we terminate Mr. Smith's employment other than "termination for cause" or Mr. Smith terminates with good reason, we shall be obligated, concurrently with such termination, to pay the Smith Severance Amount in a single lump sum cash payment to Mr. Smith. A "change of control" occurs if (1) any person becomes the beneficial owner of 35% or more of the total number of our voting shares, (2) we sell substantially all of assets, (3) we merge or combine with another company and immediately following such transaction the persons and entities who were stockholders of eGlobe before the merger own less than 50% of the stock of the merged or combined entity, or (4) the current Chairman and Chief Executive Officer (Christopher J. Vizas) ceases to be the Chief Executive Officer of eGlobe. Mr. Smith's employment terminated in January 2000. On January 15, 2000, we entered into a consulting arrangement with Mr. Smith pursuant to which Mr. Smith will act as our Senior Litigation Counsel until December 31, 2000. Under this new arrangement, the vesting schedule for all of Mr. Smith's outstanding options (including options to purchase 35,333 shares of common stock at an exercise price of $3.125 per share and options to purchase 10,000 shares of common stock at an exercise price of $1.57 per share) was accelerated and such options became immediately exercisable. Mr. Smith will be entitled to be paid $5,000 per month for the first 25 hours worked per month plus an additional hourly amount for hours worked in excess of 25 hours per month and to receive health, dental and life insurance benefits.

     On February 20, 1998, we entered into an employment  agreement  with Ronald
A. Fried pursuant to which Mr. Fried agreed to serve as our Vice President of Business Development through December 31, 2000. Mr. Fried's employment agreement provides for a minimum salary of $150,000 per annum, reimbursement of certain expenses, annual bonuses based on financial performance targets to be adopted by the Chairman and Chief Executive and Mr. Fried, and the grant of options to purchase an aggregate of 100,000 shares of common stock. The options granted to Mr. Fried pursuant to his employment agreement are comprised of options to purchase 33,333 shares of common stock at an exercise price of $3.03 which vested on August 20, 1998, 33,333 shares of common stock at an exercise price of $3.03 which vested on August 20, 1999 and 33,334 shares of common stock at an exercise price of $3.03 which will vest on August 20, 2000 (contingent upon Mr. Fried's continued employment as of such date and the attainment of certain financial performance targets). Each of the options has a term of five years.

     Mr. Fried's employment agreement provides that, if we terminate Mr. Fried's employment other than pursuant to a "termination for cause" or after a material breach of the employment agreement by us, Mr. Fried shall continue to receive, for one year commencing on the date of such termination, his full base salary, any annual or quarterly bonus that has been earned before termination of employment or is earned after the termination of employment (where Mr. Fried meets the applicable performance goals prior to termination and we meet the applicable Company performance goals after termination), and all other benefits and compensation that Mr. Fried would have been entitled to under his employment agreement in the absence of termination of employment (the "Fried Severance Amount"). A "termination for cause" is defined as termination by us because of Mr. Fried's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, persistent refusal or willful failure materially to perform his duties and responsibilities to us which continues after Mr. Fried receives notice of such refusal or failure; willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or material breach of any provision of his employment agreement.

     If during the term of Mr. Fried's employment agreement there is a "change in control" of eGlobe and in connection with or within two years after such change of control we terminate Mr. Fried's employment other than "termination for cause" or Mr. Fried terminates with good reason, we shall be obligated, concurrently with such termination, to pay the Fried Severance Amount in a single lump sum cash payment to Mr. Fried. A "change of control" is deemed to have taken place under Mr. Fried's employment agreement if any person becomes the beneficial owner of 35% or more of the total number of our voting shares.

     On December 3, 1999, we entered into an employment agreement with Bijan Moaveni pursuant to which Mr. Moaveni agreed to serve as Chief Operating Officer of eGlobe through December 31, 2002. Mr. Moaveni's employment agreement provides for a minimum salary of $180,000 per annum, reimbursement of certain expenses, and annual bonuses based on performance goals to be adopted by the Chairman and Chief Executive and Mr. Moaveni. On December 16, 1999 our Board of Directors granted Mr. Moaveni options to purchase 150,000 shares of common stock at an exercise price equal to $2.8125 which will vest upon achievement of certain performance criteria. Mr. Moaveni was also granted options to purchase 75,000 shares of common stock which will vest in three equal annual installments beginning on December 31, 2001. The vesting of options to purchase an additional 75,000 shares was accelerated and such options were exercised during March 2000.

     Mr. Moaveni's employment agreement provides that, if we terminate Mr. Moaveni's employment other than "for cause" or after a material breach of the employment agreement by us, Mr. Moaveni shall continue to receive, for one year commencing on the date of such termination, his full base salary, any annual or quarterly bonus that has been accrued or earned prior to termination of employment, and all other benefits and compensation that Mr. Moaveni would have been entitled to under his employment agreement in the absence of termination of employment (the "Moaveni Severance Amount"). "Termination for cause" means termination by us because of Mr. Moaveni's (1) fraud or material misrepresentation with respect to our business or assets; (2) persistent refusal or failure to materially perform his duties and responsibilities to us which continues after Mr. Moaveni receives notice of such refusal or failure; (3) conduct that constitutes disloyalty to eGlobe and which materially harms eGlobe or conduct that constitutes breach of fiduciary duty involving personal profit;
(4) conviction of a felony or crime, or willful violation of any law, rule, or regulation, involving dishonesty or moral turpitude; (5) the use of drugs or alcohol which interferes materially with Mr. Moaveni's performance of his duties; or (6) material breach of any provision of his employment agreement.

     If, during the term of Mr. Moaveni's employment agreement, there is a "change in control" of eGlobe and in connection with or within two years after such change of control we terminate Mr. Moaveni's employment other than termination for cause, or we reduce Mr. Moaveni's responsibility and authority or takes steps which amount to a demotion of Mr. Moaveni, we shall be obligated, concurrently with such termination, to pay the Moaveni Severance Amount in a single lump sum cash payment to Mr. Moaveni. A "change of control" occurs if (1) Christopher J. Vizas is terminated by eGlobe or is no longer the Chairman or Chief Executive Officer; (2) more than half of the members of our Board of Directors are replaced at one time; or (3) any person becomes the beneficial owner of 35% or more of the total number of our voting shares.

     Under a side letter to Mr. Moaveni's employment agreement, we were obligated to repurchase at Mr. Moaveni's request the 247,213 shares of common stock issued to Mr. Moaveni in our acquisition of Coast for $700,000 under certain conditions. Subsequent to December 31, 1999, Mr. Moaveni waived his rights to cause us to redeem such shares.

     On January 1, 2000, we entered into an employment agreement with David Skriloff pursuant to which Mr. Skriloff agreed to serve as Chief Financial Officer of eGlobe through January 1, 2004.

     Mr. Skriloff's employment agreement provides for a minimum salary of $160,000 per annum, reimbursement of certain expenses, annual bonuses based on performance goals to be adopted by the Chairman and Chief Executive and Mr. Skriloff, the purchase of 36,000 shares of our common stock through a four year loan from us to Mr. Skriloff at an interest rate of 8%, and the grant of options to purchase an aggregate of 264,000 shares of our common stock. The options granted to Mr. Skriloff pursuant to his employment agreement are comprised of options to purchase 144,000 shares of common stock (the "Skriloff Time-Vested Options") at an exercise price of $4.44 which vest in installments of 36,000 shares each on December 31, 2000, 2001, 2002, and 2003 (contingent upon Mr. Skriloff's continued employment as of such date) and 120,000 shares of common stock (the "Skriloff Performance Options") at an exercise price of $4.44 which will vest in installments of 40,000 shares each on December 31, 2000, 2001, and 2002 (contingent upon Mr. Skriloff's continued employment as of such date and certain performance goals). The Skriloff Time-Vested Options have a term of five years from January 1, 2000. The Skriloff Performance Options have a term of nine years from January 1, 2000.

     Mr. Skriloff's employment agreement provides that, if we terminate Mr. Skriloff's employment other than "for cause" or in the event of any "resignation for good reason," Mr. Skriloff shall receive his Accrued Rights and shall continue to receive, for one year commencing on the date of such termination, his full base salary and all other benefits and compensation that Mr. Skriloff would have been entitled to under his employment agreement in the absence of termination of employment (the "Skriloff Severance Amount"). "Termination for cause" means termination by us because of Mr. Skriloff's (1) fraud or material misrepresentation with respect to our business or assets; (2) persistent refusal or failure to materially perform his duties and responsibilities to eGlobe which continues after Mr. Skriloff receives notice of such refusal or failure; (3) conduct that constitutes breach of a fiduciary duty involving personal profit;
(4) conviction or plea of nolo contendere of a felony under the laws of the United States or any state thereof, or any equivalent crime in any foreign jurisdiction, (5) willful violation of any law, rule, or regulation, involving dishonesty or moral turpitude that is materially detrimental to us; or (6) the use of illegal drugs or alcohol which interferes materially with Mr. Skriloff's performance of his duties. "Resignation for good reason" means a resignation following (1) material reduction, without Mr. Skriloff's consent, of Mr. Skriloff's duties, titles, or reporting relationships; (2) any reduction, without Mr. Skriloff's consent, of Mr. Skriloff's base salary; (3) any involuntary relocation of Mr. Skriloff's principal place of business; or (4) a material breach of Mr. Skriloff's employment agreement by us.

     If, during the term of Mr. Skriloff's employment agreement, there is a "change in control" of eGlobe and in connection with or within two years after such change of control we terminate Mr. Skriloff's employment other than termination for cause or Mr. Skriloff resigns with good reason, we shall be obligated, concurrently with such termination, to pay the Skriloff Severance Amount in a single lump sum cash payment to Mr. Skriloff. A "change of control" occurs if (1) eGlobe or its shareholders enter into an agreement to dispose of all or substantially all of our assets or stock (other than any agreement of merger or reorganization where the shareholders of eGlobe immediately before the consummation of the transaction will own 50% or more of the fully diluted equity of the surviving entity immediately after the consummation of the transaction);
(2) during any period of two consecutive years (not including any period prior to the date of Mr. Skriloff's employment agreement), individuals who at the beginning of such period constitute the Board of Directors (and any new directors whose election by the Board of Directors or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability, or voluntary retirement) to constitute a majority thereof; or (3) during any two consecutive years (not including any period prior to the date of Mr. Skriloff's employment agreement), individuals who at the

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

beginning of such period constitute the senior management of eGlobe cease for any reason (except for death, disability, or voluntary retirement) to constitute a majority thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Vizas, our Chief Executive Officer, serves as a member of the Compensation Committee of the Board of Directors. Although Mr. Vizas makes recommendations to the Compensation Committee of the Board of Directors with regard to the other executive officers, including Named Executive Officers, he did not participate in the Compensation Committee's deliberations with respect to his own compensation.

     Mr. Sledge, a member of our Board of Directors and Compensation Committee, is the Chief Executive Officer of RateXchange Corporation, a telecommunications company. Mr. Vizas serves on the Board of Directors of RateXchange.


THE 1995 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN

     The Compensation Committee of our Board of Directors administers the 1995 Employee Stock Option and Appreciation Rights Plan (the "Employee Plan") and may grant stock options and stock appreciation rights to our employees, advisors and consultants.

     Incentive stock options granted under the Employee Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, unless they exceed certain limitations or are specifically designated otherwise, and, accordingly, may be granted to our employees only. All other options granted under the Employee Plan are nonqualified stock options, meaning an option not intended to qualify as an incentive stock option or an incentive stock option which is converted into a nonqualified stock option under the terms of the Employee Plan.

     The option exercise price for incentive stock options granted under the Employee Plan may not be less than 100% of the fair market value of our common stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of our common stock). For nonqualified stock options, the option price shall be equal to the fair market value of our common stock on the date the option is granted. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding common stock) and the options vest over periods determined by the Compensation Committee.

     The Compensation Committee has decided not to grant any more tandem stock appreciation rights with stock options. However, the Compensation Committee may award freestanding stock appreciation rights. The maximum number of shares of common stock that may be issued upon exercise of stock options and stock appreciation rights granted under the Employee Plan is 7,000,000 shares. The Employee Plan will terminate on December 14, 2005, unless terminated earlier by our Board of Directors.

THE DIRECTORS STOCK OPTION AND APPRECIATION RIGHTS PLAN

     The 1995 Directors Stock Option and Appreciation Rights Plan (the "Director Plan") is administered by our Compensation Committee. Effective June 16, 1999, the Director Plan was amended to reduce the number of shares of common stock available for issuance thereunder to 437,000, the number of shares underlying options then outstanding.

     Options granted under the Director Plan expire ten (10) years from the date of grant, or in the case of incentive stock options granted to Directors who are employees holding more than 10% of the total combined voting power of all classes of our stock, five (5) years from the date of grant. However, upon a change of control of eGlobe as defined in the Director Plan, all options will become fully exercisable. Unless terminated earlier by the Compensation Committee, the Director Plan will terminate on December 14, 2005.

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

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which includes Messrs. Vizas, Krinsley and Sledge is responsible for approving all compensation for senior officers and employees, making recommendations to our Board with respect to the grant of stock options and eligibility requirements, including grants under and the requirements of our Employee Plan. The Compensation Committee believes that the actions of each executive officer have the potential to impact our short-term and long-term profitability and considers the impact of each executive officer's performance in designing and administering the executive compensation program.

     Compensation of Chief Executive Officer in 1999. Mr. Vizas entered into his current employment agreement with us in 1997. Mr. Vizas' base salary in 1999 was $207,692. Mr. Vizas did not receive a cash bonus in 1999, however he was granted options to purchase 1,004,768 shares of common stock in 1999. In connection with our recent acquisition of Trans Global Communications and as requested by the principals of Trans Global, Mr. Vizas agreed to enter into a long term employment contract with us. The employment contract with Mr. Vizas has not been executed, but eGlobe still intends to enter into a long term employment contract with Mr. Vizas.

     After consummation of the Trans Global acquisition the Compensation Committee increased Mr. Vizas' base salary for 2000 to $300,000. We have reviewed two salary surveys from independent salary/compensation experts hired by us regarding the compensation practices of other similarly sized companies based on revenues or market capitalization in the communications or related industries including, but not limited to, Covad Communications, DeltaThree.com, Global Telesystems Group, ITXC, Net2Phone, PSINet, iBasis, GRIC Communications and Winstar Communications. Based on his new salary for the year 2000, the Compensation Committee believes that Mr. Vizas's total cash compensation is in the mid range of salary levels of similarly sized companies in similar industries.

     New Hires of Executive Officers in 1999. During 1999, under the direction of our Co-Chairman and Chief Executive Officer, we hired two new executive officers, Bijan Moaveni and David Skriloff, as Chief Operating Officer and Chief Financial Officer, respectively. We negotiated compensation with each officer. Based on the surveys referred to above, the Compensation Committee believes that the new executive officers' compensation is at or below the mid range of salaries for similarly sized companies in similar industries.

     In  setting  compensation,   the  Compensation  Committee  adhered  to  the
following philosophy, objectives and policies:

     Philosophy and Objectives. The purpose of our executive compensation program is to: (a) attract, motivate and retain key executives responsible for our success as a whole; (b) increase stockholder value; (c) increase our overall performance; and (d) increase the performance of the individual executive.

     Executive Compensation Policies. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with our short-term and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives. The two salary surveys, indicate that the levels of executive officers' overall compensation is at or below the mid range of salaries of similarly situated senior executives in the communications or related industries, which is consistent with where we target compensation of our senior executives. In determining the incentive portions of executive compensation levels, particular factors apart from industry comparables which the Compensation Committee believes are important are growth in revenues, completion of our financing plans, or other major transactions or corporate goals, implementation of our strategic plan and, on a longer term basis, growth in stockholder value measured by stock price.

     Our executive compensation structure is comprised of base salary, annual cash performance bonuses, long-term compensation in the form of stock option grants, and various benefits, including medical, and other benefits generally available to all our employees.

     Base Salary. In establishing appropriate levels of base salary, the Compensation Committee negotiated with its new executives, considering their functions, the significant level of commitment required to advance eGlobe to a higher level of competitiveness, our size and growth rate and other factors. Our performance was not a material factor in establishing the base salaries for our executives; however performance is the primary factor considered for granting bonuses and stock options, as discussed below. The Compensation Committee has obtained the salary surveys of similarly sized telecommunications companies. According to the surveys, executive base salaries generally were at or below the mid range salary levels of similarly sized companies in the telecommunications and similar industries.

     Annual Performance Bonuses. During 1999, the Compensation Committee placed increased reliance on cash bonuses as a significant portion of compensation for executives. Generally, potential bonuses have ranged up to 50% of a senior executive's annual base salary and are paid on a quarterly or annual basis. In 1999, certain officers, including two Named Executive Officers, earned a cash bonus. None of the other Named Executive Officers and few other members of management received performance bonuses for 1999 because the targets set for eGlobe and the executive were not satisfied for 1999. The actual amount of a bonus grant is determined based upon performance criteria detailed in written performance goals established by the senior executive and our human resource department and/or senior management and, accordingly, the terms under which bonuses may be granted may vary among executives. Performance criteria include, among others, the achievement of financial targets expressed in gross revenues and earnings, such as achievement of a percentage increase in annual revenue, other criteria based upon our performance, such as achievement of a percentage increase in stock price over the relevant year, and the individual's achievements during the course of the year, such as identification of suitable acquisition targets. Generally, achievement of eGlobe's financial goals based upon an individualized performance plan is weighted heaviest among the bonus criteria in a determination as to whether an executive will receive a cash bonus. None of the bonuses that were based on increases in our revenue and earnings for 1999 were granted due to failure to achieve the minimum targets set by our Chief Executive Officer. Please see the "Summary Compensation Table" at page 13 for the cash bonus amounts for Messrs. Fried and Smith, which were based upon satisfaction of individual goals and contractual obligations, respectively.

     Salary Increases and Bonus Awards: The Compensation Committee expects that future salary increases and bonuses will be based on performance, either by us or individual performance by the executive officer.

     Stock Options and Stock Appreciation Rights: The Compensation Committee expects that stock options will continue to play an important role in executive officer compensation. The Compensation Committee has decided not to grant any more tandem stock appreciation rights with stock options. The members of the Compensation Committee believe that stock options not only encourage performance by our executive officers but they align the interests of our executive officers with the interests of our stockholders. The number of stock options granted to each senior executive officer is determined subjectively, both at the time we hire that executive and subsequently for performance achievement, based on a number of factors, including the individual's anticipated degree of responsibility, salary level, performance milestones achieved and stock option awards by other similarly sized communications or related companies. Performance milestones include, among others, the achievement of financial targets expressed in gross revenues and earnings, such as achievement of a percentage increase in annual revenue, other criteria based upon our performance, such as achievement of a percentage increase in stock price over the relevant year, and the individual's achievements during the course of the year, such as identification of suitable acquisition targets. Stock option grants by the Compensation Committee generally are under our Employee Plan at the prevailing market value and will have value only if our stock price increases. Grants made by the Compensation Committee generally vest in equal annual installments over the five year grant period. Executives must be employed by us at the time of vesting to exercise the options.

     Stock option grants made to executive officers in 1999 reflect significant individual contributions relating to operations and implementation of development and growth programs. In 1998, we had a single product line and revenues for the nine months ended December 31, 1998 of only $90.4 million, that were declining. By the end of 1999, we had $142.0 million in annual revenues, which had grown by 25% quarterly, had multiple product lines and had reorganized our procedures to gain efficiencies. Certain newly hired executive officers also received stock option grants at the time of the commencement of their employment. During 1999, we granted stock options covering a total of 3,798,182 shares of our common stock to 172 employees, including options covering an aggregate of 1,954,251 shares of common stock to ten executive officers. The per shares option exercise price of such options ranged from $0.01 to $6.8125 for the ten executive officers and from $0.01 to $7.67 for non-executive officer employees, which generally equaled the fair market value of a share of common stock on the respective dates of grant. Most of the option grants made in late 1999, other than those made to our newly hired Chief Operating Officer and Chief Financial Officer, were made in recognition of our revenue growth, acquisition completions and achievement of business plan goals, and a commitment to eGlobe during 1999 that was exhibited by our employees.

     As shown in the table entitled "Option/SAR Grants in Last Fiscal Period" on page 14, in 1999 stock option grants were made to each of the Named Executive Officers. Option grants to Messrs. Vizas, Balinger, Smith, Fried, Moaveni, and Skriloff are discussed above under "Employment Agreements, Termination of Employment and Change in Control Arrangements." Additional options granted on December 16, 1999 to Mr. Vizas are discussed under "Compensation of Directors".

     The Compensation Committee recommended that the Company loan certain of our senior executive officers, including Messrs. Vizas, Fried and Mandel, an aggregate of $1,209,736 in connection with their exercise of stock options granted on December 16, 1999. For more information, see "Certain Relationship and Related Transactions" on page 23 below.

     Employment Agreements. The Compensation Committee has previously authorized the agreements with certain Named Executive Officers as described above under "Employment Agreements, Termination of Employment and Change in Control
Arrangements." The Compensation Committee authorized employment arrangements with Messrs. Moaveni and Skriloff during 1999.

                                            COMPENSATION COMMITTEE
                                            Christopher J. Vizas
                                            Richard A. Krinsley
                                            Donald Sledge

STOCK PERFORMANCE CHART

     The following chart graphs the performance of the cumulative total return on our common stock over a five-year period with the cumulative total return on the Standard and Poor's 500 Stock Index and the MSCI O/AC Telecommunications Index over the same periods, assuming the investment of $100 in each on December 31, 1994 and the reinvestment of all dividends. The MSCI O/AC Telecommunications Index is a full market-capitalization-weighted total return index, comprised of companies constituting a selected peer group of companies of comparable focus with us.

                 COMPARATIVE FIVE-YEAR TOTAL CUMULATIVE RETURNS
                         EGLOBE, INC., S&P 500 INDEX AND
                       MSCI O/AC TELECOMMUNICATIONS INDEX





                               [GRAPHIC OMITTED]




                 MSCI O/AC
            TELECOMMUNICATIONS         EGLO          S&P 500
           --------------------   -------------   -------------
  1994          $  100.00           $  100.00       $  100.00
  1995          $  119.72           $  117.07       $  134.09
  1996          $  127.43           $  121.95       $  211.33
  1997          $  155.82           $   46.34       $  211.26
  1998          $  220.09           $   31.71       $  267.60
  1999          $  317.66           $   86.59       $  319.86

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 31, 1998, two officers of eGlobe each loaned $50,000 to us for short term needs. The loans were repaid, including a 1% fee, in February, 1999.

     In November 1998, we reached an agreement with Mr. Ronald Jensen, who, at the time, was our largest stockholder. The agreement concerned settlement of unreimbursed costs and potential claims. Mr. Jensen had purchased $7.5 million of our common stock in a private placement in June 1997 and later was elected Chairman of our Board of Directors. After approximately three months, Mr. Jensen resigned his position, citing both other business demands and the challenges of managing our business. During his tenure as Chairman, Mr. Jensen incurred staff and other costs that were not billed to eGlobe. Also, Mr. Jensen subsequently communicated with our current management, indicating there were a number of issues raised during his involvement with eGlobe relating to the provisions of his share purchase agreement which could result in claims against us.

     In December 1998, to resolve all current and potential issues, we exchanged 75 shares of our 8% Series C cumulative convertible preferred stock ("Series C Preferred Stock"), which management estimated to have a fair market value of approximately $3.4 million and a face value of $7.5 million, for Mr. Jensen's then current holding of 1,425,000 shares of common stock. The terms of the Series C Preferred Stock permitted Mr. Jensen to convert the Series C Preferred Stock into the number of shares equal to the face value of the preferred stock divided by 90% of the common stock market price, but with a minimum conversion price of $4.00 per share and a maximum of $6.00 per share, subject to adjustment if we issue common stock for less than the conversion price. The difference between the estimated fair value of the Series C Preferred Stock to be issued and the market value of the common stock surrendered resulted in a one-time non-cash charge to our statement of operations of $1.0 million in the quarter ended September 30, 1998 with a corresponding credit to stockholders' equity.

     In connection with subsequent issuances of securities which are convertible into or exercisable for our common stock, we discussed with Mr. Jensen the extent to which the conversion price of the Series C Preferred Stock should be adjusted downward. On February 12, 1999 (1) Mr. Jensen exchanged 75 shares of Series C Preferred Stock (convertible into 1,875,000 shares of common stock) for 3,000,000 shares of common stock, which exchange would have the same economic effect as if the Series C Preferred Stock had been converted into common stock with an effective conversion price of $2.50 per share and (2) Mr. Jensen waived any rights to the warrants associated with the Series C Preferred Stock. The market value of the 1,125,000 incremental shares of common stock issued of approximately $2.2 million was recorded as a preferred stock dividend in the quarter ended March 31, 1999. Mr. Jensen transferred all his interests in the 3,000,000 shares of common stock he received in exchange for the Series C Preferred Stock to EXTL Investors LLC, a limited liability company in which Mr. Jensen and his wife are the sole members.

     In February 1999, contemporaneously with the exchange of Mr. Jensen's Series C Preferred Stock for shares of common stock, we concluded a private placement of $5 million with EXTL Investors. We sold 50 shares of our 8% Series E cumulative convertible redeemable preferred stock (the "Series E Preferred Stock") and warrants (the "Series E Warrants") to purchase (1) 723,000 shares of common stock with an exercise price of $2.125 per share and (2) 277,000 shares of common stock with an exercise price of $.01 per share to EXTL Investors. The shares of Series E Preferred Stock will automatically be converted into shares of our common stock, on the earliest to occur of (1) the first date as of which the last reported sales price of our common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series E Preferred Stock is outstanding, (2) the date that 80% or more of the Series E Preferred Stock we have issued has been converted into common stock, or (3) we complete a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to us of at least $20 million. The initial conversion price for the Series E Preferred Stock is $2.125, subject to adjustment if we issue common stock for less than the conversion price. As of February 1, 2000, because the closing sales price of our common stock was over the required threshold for the requisite number of trading days, the shares of Series E Preferred Stock converted into shares of our common stock.

     On April 9, 1999, we and our wholly owned subsidiary, eGlobe Financing Corporation, entered into a loan and note purchase agreement with EXTL Investors (which, together with its affiliates, is our largest stockholder). eGlobe Financing initially borrowed $7.0 million from EXTL Investors and we granted EXTL Investors warrants (1/3 of which are presently exercisable) to purchase 1,500,000 shares of our common stock at an exercise price of $0.01 per share. As a condition to receiving this $7.0 million unsecured loan, we entered into a subscription agreement with eGlobe Financing to subscribe for eGlobe Financing stock for an aggregate subscription price of up to $7.5 million (the amount necessary to repay the loan and accrued interest). We used the proceeds of this financing to fund capital expenditures relating to network enhancement of IP trunks and intelligent platforms for calling card and unified messaging services, and for working capital and general corporate purposes.

     As of June 30, 1999, the loan and note purchase agreement with EXTL Investors was amended to add two additional borrowers (IDX Financing Corporation and Telekey Financing Corporation), each of which is an indirect wholly owned subsidiary of us. Also effective as of that date, EXTL Investors purchased $20 million of 5% secured notes from eGlobe Financing, IDX Financing and Telekey Financing (collectively, the "Financing Companies"). As required by the loan and note purchase agreement, eGlobe Financing used proceeds of such financing to repay the $7 million April 1999 loan from EXTL Investors and approximately $8 million of senior indebtedness to IDT Corporation. We granted EXTL Investors warrants to purchase 5,000,000 shares of our common stock at an exercise price of $1.00 per share, and 2/3 of the warrants to purchase 1,500,000 shares granted in connection with the $7 million loan expired upon issuance of the secured notes. The 5% secured notes must be repaid in 36 specified monthly installments commencing on August 1, 1999, with the remaining unpaid principal and accrued interest being due in a lump sum with the last payment. The entire amount becomes due earlier if we complete an offering of debt or equity securities from which we receive net proceeds of at least $100 million (a "Qualified Offering"). The principal and interest of the 5% secured notes may be paid in cash. However, up to 50% of the original principal amount of the 5% secured notes may be paid in our common stock at our option if:

       o the closing price of our common stock on Nasdaq is $8.00 or more for any 15 consecutive trading days;


       o we close a public offering of equity securities at a price of at least $5.00 per share and with gross proceeds to us of at least $30 million; or

       o we close a Qualified Offering (at a price of at least $5.00 per share, in the case of an offering of equity securities).

EXTL Investors also has agreed to make advances to the Financing Companies from time to time based upon eligible accounts receivables. These advances may not exceed the lesser of:

       o 50% of eligible accounts receivable; or


       o the aggregate amount of principal payments made by the Financing Companies under the 5% secured notes.

     As of December 31, 1999, we have borrowed $1.1 million under the accounts receivable facility. The 5% secured notes and the accounts receivable revolving note are secured by substantially all of our and our subsidiaries' equipment and other personal property and our and IDX's accounts receivables. In order to provide such security arrangements, we and each of our subsidiaries transferred equipment and other personal property to the Financing Companies and we have agreed that we will and will cause our subsidiaries to transfer equipment and other personal property acquired after the closing date to the Financing Companies. We and our operating subsidiaries have guaranteed payment of the secured notes.

     In November 1999, we prepaid $4 million of the 5% secured notes with the issuance of shares of Series J Preferred Stock. The shares of Series J Preferred Stock automatically converted into 2,564,102 shares of common stock on January 31, 2000 because the closing sales price of our common stock was over the required threshold for the requisite number of trading days.

     On October 14, 1999, we acquired iGlobe, Inc., a wholly owned subsidiary of Highpoint Telecommunications, Inc. iGlobe has created an infrastructure supplying telecommunications services, including Internet protocol services, particularly voice over Internet protocol ("VoIP"), throughout Latin America. iGlobe's network in Latin America complements the network we are building in Asia and the rest of the world. David Warnes, an eGlobe Director, has been the President and Chief Executive Officer of Highpoint since April 1998.

     We acquired iGlobe for one share of our Series M cumulative convertible preferred stock (the "Series M Preferred Stock") valued at $9.6 million, direct acquisition costs of approximately $0.3 million, and Highpoint received a non-voting beneficial twenty percent (20%) interest of the equity interest subscribed or held by us in a yet to be completed joint venture business currently known as IP Solutions, B.V.

     The share of Series M Preferred Stock is convertible, at the holder's option, into shares of common stock beginning on October 15, 2000 at a conversion price equal to $2.385. The share of Series M Preferred Stock will automatically be converted into shares of common stock, on the earliest to occur of: (1) the first date as of which the last reported sales price of common stock on Nasdaq is $5.00 or more for any 10 consecutive trading days during any period in which Series M Preferred Stock is outstanding, (2) the date that is seven years after the date of issuance, or (3) we complete a public offering of equity securities at a price of at least $4.00 per share and with gross proceeds to us of at least $20 million, but in no event shall the Series M Preferred Stock convert prior to the first anniversary of the date of issuance. We may repurchase the Series M Preferred Stock for $9 million plus any accrued but unpaid dividends on the Series M Preferred Stock at any time prior to Highpoint's exercise of its conversion rights. Pursuant to an agreement dated April 17, 2000, we issued Highpoint 3,773,584 shares of common stock in exchange for the outstanding share of Series M Preferred Stock.

     On December 3, 1999, we acquired Coast International, Inc. Prior to our acquisition of Coast, its majority stockholder was Ronald Jensen, a member of EXTL Investors, our largest stockholder. We issued Mr. Jensen 11,270 shares of our Series O Preferred Stock and 618,033 shares of our common stock. The Series O Preferred Stock is convertible into 3,220,000 shares of our common stock, at the holder's option, into shares of our common stock at any time after the later of (A) one year after the date of issuance and (B) the date we have received stockholder approval for such conversion and the applicable Hart-Scott-Rodino waiting period has expired or terminated. Upon conversion of the Series O Preferred Stock, the former Coast Stockholders will own approximately 22.6% of our outstanding common stock on a fully diluted basis. On January 26, 2000, the closing sales price of our common stock was over the required threshold for the requisite number of trading days. Accordingly, on April 30, 2000, following receipt of shareholder approval of our issuance of more than 20% of our common stock upon conversion of the Series O Preferred Stock to the former Coast stockholders, the outstanding Series O Preferred Stock converted into 3,220,000 shares of common stock.

     Prior to closing, Coast incurred $3.25 million of unsecured debt with an affiliate of EXTL Investors. With the consent of our existing lender, EXTL Investors, we and our operating subsidiaries have guaranteed the repayment of the $3.25 million debt and Coast has secured its repayment obligation with its operating assets. The debt is evidenced by (1) a promissory note in the original principal amount of $3 million which bears interest at a variable rate and matures on July 1, 2000 and (2) a promissory note in the original principal amount of $250,000 which bears interest at 11% per annum and matures on November 29, 2000.

     Our stockholders approved at the most recent annual meeting of stockholders held on June 16, 1999 a proposal to allow EXTL Investors to own 20% or more of eGlobe common stock outstanding now or in the future and the possible issuance of common stock upon the exercise of the warrants issued in connection with the $20 million debt placement and the possible repayment of up to 50% of the $20 million debt using shares of common stock, where the number of shares issuable may equal or exceed 20% of common stock outstanding.

     As of December 16, 1999, we loaned certain of our senior executive officers an aggregate of $1,209,736 in connection with their exercise of employee stock options, including $673,954 to Christopher Vizas, $158,203 to Ronald Fried and $70,313 to Allen Mandel. The loans are evidenced by full-recourse promissory notes, which accrue interest at a rate of 6% per annum and mature on the earliest to occur of (a) for $177,188 of the loans December 16, 2003 and for $1,032,548 of the loans December 16, 2004, (b) the date that is 90 days after the date that the senior executive's employment with us terminates, unless such termination occurs other than "for cause" (as defined below), and (c) promptly after the date that an executive sells all or a portion of the collateral under his note, in which case such executive must repay the note in full or that portion of the note that can be repaid if only a portion of the collateral is sold. The loans are secured by the shares of common stock received upon exercise of the options and any cash, securities, dividends or rights received upon any sale of such shares of common stock.

     "Termination for cause" means termination because of (i) the executive's fraud or material misappropriation with respect to our business of assets; (ii) the executive's persistent refusal or failure to materially perform his duties and responsibilities, which continues after the executive receives notice of such refusal or failure; (iii) conduct that constitutes disloyalty or materially harms us; (iv) conviction of felony or crime; (v) use of drugs or alcohol which materially interferes with the executive's performance of his duties; or (vi) material breach of any provision of the executive's employment agreement.

     Arnold Gumowitz, Co-Chairman of our Board of Directors, owns the building located at 421 Seventh Avenue, New York, New York and leases space in this building to us for the executive offices and telecommunications switching equipment of our Trans Global subsidiary. We lease 20,000 square feet at that location at an annual rate of $568,800, which increases to $600,000 by the end of the lease term. The lease terminates on March 31, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC and the exchange on which our common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon our review of such copies, we believe all reports required pursuant to Section 16(a) with respect to our directors, executive officers and ten percent beneficial owners for the year ended December 31, 1999 were timely filed, with the following exceptions:
Messrs. Howard, Krinsley, Wall and Vizas each failed to file one report on a timely basis with respect to a single transaction.

         APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION
           OF THE SERIES P CONVERTIBLE PREFERRED STOCK AND SERIES Q
          CONVERTIBLE PREFERRED STOCK AND EXERCISE OF CERTAIN WARRANTS
                                  (PROPOSAL 2)

     On January 27, 2000 we closed a $15.0 million equity private placement with RGC International Investors, LDC, a company organized under the laws of the Cayman Islands ("Rose Glen"). Pursuant to the terms of a securities purchase agreement, we issued Rose Glen 15,000 shares of our Series P convertible preferred stock (the "Series P Preferred Stock") and warrants to purchase 375,000 shares of our common stock with a per share exercise price equal to $12.04, subject to adjustment for issuances of shares of our common stock below market price. On March 17, 2000, we closed a $4 million equity private placement with Rose Glen. Pursuant to the terms of a securities purchase agreement, we issued Rose Glen 4,000 shares of our Series Q convertible preferred stock (the "Series Q Preferred Stock") and warrants (the "Series Q Warrants" and together with the Series P Preferred Stock, the Series P Warrants and the Series Q Preferred Stock, the "Rose Glen Securities") to purchase 100,000 shares of our common stock with a per share exercise price equal to $12.04, subject to adjustment for issuances of shares of our common stock below market price. Under the terms of the Series Q securities purchase agreement, we are obligated to issue 6,000 additional shares of Series Q Preferred Stock under the same terms. At that time we also will issue to Rose Glen warrants to purchase 150,000 shares of common stock. The closing of the sale of the additional 6,000 shares of Series Q Preferred Stock and warrants to purchase 150,000 shares of common stock are conditional upon effectiveness of the registration statement registering the shares of common stock underlying the 15,000 shares of Series P Preferred Stock and warrants to purchase 375,000 shares of common stock, and 10,000 shares of Series Q Preferred Stock and warrants to purchase 250,000 shares of common stock.

     The rules of the National Association of Securities Dealers, Inc. ("NASD") currently require stockholder approval by issuers of securities quoted on the Nasdaq National Market, on which our common stock is currently quoted, as to the issuance of shares of common stock (or securities convertible into common stock) in certain sales or issuances of common stock (or securities convertible into or exercisable for common stock) in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. If the issuances of the Series P Preferred
Stock and the Series P Warrants in January 2000 are integrated with the issuances of the Series Q Preferred Stock and the Series Q Warrants in March 2000, the issuance of our common stock upon conversion and exercise of such securities is subject to this NASD rule.

     The initial issuance of the Series P Preferred Stock and the Series P Warrants in January 2000 and the initial issuance of the Series Q Preferred Stock and the Series Q Warrants in March 2000 did not require stockholder approval under the NASD rule as the Certificate of Designations of each of the Series P Preferred Stock and the Series Q Preferred Stock place a cap on the number of shares that can be issued upon conversion and exercise of the Series P Preferred Stock and the Series P Warrants and the Series Q Preferred Stock and the Series Q Warrants, respectively, such that in no event can the holder convert or exercise the Rose Glen Securities into 20% or more of our issued and outstanding common stock. We, however, must obtain stockholder approval prior to issuance of shares of common stock exceeding that limit if we wish to maintain our Nasdaq listing.

     The initial conversion price for each of the Series P Preferred Stock and the Series Q Preferred Stock was $12.04 (which at the time of the Rose Glen Securities were issued was above the market price of our common stock). However on April 27, 2000, the conversion price for each of the Series P Preferred Stock and the Series Q Preferred Stock adjusted and became equal to the lesser of:

       o the lowest five consecutive day average closing price of our common stock on Nasdaq during the 22-day period prior to conversion, and

       o $12.04.

Accordingly, the exact number of shares of common stock issuable upon conversion of the Rose Glen Securities is dependent on the market price of our common stock at the time of conversion and, therefore, is not currently known or determinable. However, the number of shares could be substantial and if the market price of the common stock falls low enough, it could exceed 25%, 30% or even more of our common stock. Assuming issuance of the remaining 6,000 shares of Series Q Preferred Stock and related warrants, conversion of all of the Rose Glen Securities on August 1, 2000 and receipt of stockholder approval, the Rose Glen Securities would be convertible into approximately 37.1% of our common stock on January 27, 2000.

     If this Proposal 2 is approved and we issue 20% or more of our common stock upon conversion and exercise of the Rose Glen Securities, common stockholders will experience a substantial reduction in their equity interests and voting power in eGlobe. Based on our market price on August 1, 2000, each common stockholder would experience dilution equal to 13.9%. Even if Proposal 2 is not approved and, accordingly, we are not able to issue more than 19.9% of our common stock upon the conversion and exercise of the Rose Glen Securities, common stockholders will experience dilution upon conversion and exercise of the Rose Glen Securities.

     We have agreed to register the shares of common stock issuable upon conversion and exercise of the Rose Glen Securities. A registration statement covering the number of shares of common stock issuable upon conversion and exercise of the Rose Glen Securities (including the securities to be issued as the second closing and assuming approval of this Proposal 2) has been filed with the SEC. To the extent that the holders of Rose Glen Securities convert and then sell their common stock upon registration, our common stock price may decrease due to the additional shares in the market.


     We may be required to redeem the outstanding Series P Preferred Stock and Series Q Preferred Stock that would be convertible into the number of shares of common stock above 7,157,063 shares (19.99% of our common stock on January 27,
2000) under certain circumstances, including if the Series P Preferred Stock and the Series Q Preferred Stock are no longer convertible into common stock because the holder has already converted such preferred stock into at least 7,157,063 shares of common stock and we have not obtained stockholder approval of our issuance of more than 20% of our outstanding common stock on January 27, 2000 upon conversion and exercise of the Rose Glen Securities. The holder has not converted any of the Rose Glen Securities. At the current market price of $2.75, the number of shares of common stock issuable upon conversion and exercise of the Rose Glen Securities (including the securities to be issued at the second closing) would exceed 7,157,000 shares. Redemption of the Series P Preferred Stock and the Series Q Preferred Stock will require a large sum of cash. We are currently unable to immediately pay the redemption value of the Series P Preferred Stock and the Series Q Preferred Stock. We currently estimate we will need to raise up to $20.0 million (excluding the amount required to redeem outstanding shares of Series P Preferred Stock and Series Q Preferred Stock) to have sufficient working capital to run our business, acquire assets and technology, repay indebtedness primarily incurred in connection with acquisitions, upgrade our facilities, develop new services, continue to fund certain anticipated operating losses and meet the cash obligations through March 31, 2001. We believe we will be able to raise the required funds. If we are unable to raise the required funds, redemption of the Series P Preferred Stock and Series Q Preferred Stock would require us to reallocate funds from other intended uses, including acquisitions and product development. Accordingly, redemption of the Series P Preferred Stock and the Series Q Preferred Stock may negatively effect our ability to finance our current and future operations.

     Stockholders are requested in this Proposal 2 to approve the issuance of the number of shares of common stock upon the conversion and exercise of the Rose Glen Securities (including the Rose Glen Securities issuable pursuant to the Series Q purchase agreement after our registration statement is declared effective), equal to or greater than 20% of the common stock outstanding on January 27, 2000. The affirmative vote of a majority of the shares of common stock present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required in connection with the foregoing transactions.

     If the stockholders fail to approve this Proposal 2, Rose Glen will be permitted to receive upon conversion of the Rose Glen Securities no more than 19.9% of the common stock outstanding at January 27, 2000. In addition, if the Series P Preferred Stock or the Series Q Preferred Stock are no longer convertible into common stock, the mandatory redemption provision of the Certificate of Designations of each of the Series P Preferred Stock or the Series Q Preferred Stock will be triggered and we will have to redeem the outstanding securities for cash.

           OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

     Material terms and conditions of the Rose Glen Securities are described below.

GENERAL DESCRIPTION OF THE SERIES P PREFERRED STOCK

     VOTING RIGHTS. The holders of the Series P Preferred Stock do not have voting rights, unless otherwise provided by Delaware corporation law.

     LIQUIDATION RIGHTS. Upon our dissolution, liquidation, or winding-up, the holders of the Series P Preferred Stock are entitled on a parity basis with any preferred stock ranking on a parity with the Series P Preferred Stock to a liquidation preference over the common stock and any preferred stock ranking junior to the Series P Preferred Stock, but after all preferential amounts due holders of any class of stock having a preference over the Series P Preferred Stock are paid in full, equal to the sum of $1,000 plus an annual interest rate of 5% on the $1,000 for the period the Series P Preferred Stock is outstanding plus any default payments specified in the certificate of designations divided by the number of shares of Series P Preferred Stock then outstanding.

     DIVIDENDS. The Series P Preferred Stock does not bear any dividends. No dividends may be granted on common stock or any preferred stock ranking junior to the Series P Preferred Stock while the Series P Preferred Stock remains outstanding.

     CONVERSION. The Series P Preferred Stock is convertible, at the holder's option, into shares of common stock. The shares of Series P Preferred Stock will automatically be converted into shares of common stock on January 26, 2003, subject to delay for specified events. The conversion price for the Series P Preferred Stock is equal to the lesser of the lowest five consecutive day average closing price of our common stock on Nasdaq during the 22-day period prior to conversion, and $12.04.

     We can force a conversion of the Series P Preferred Stock on any trading day following a period in which the closing bid price of our common stock has been greater than $24.08 for a period of at least 35 trading days after the earlier of (1) the first anniversary of the date the common stock issuable upon conversion of the Series P Preferred Stock and warrants is registered for resale, and (2) the completion of a firm commitment underwritten public offering with gross proceeds to us of at least $45 million.

     The Series P Preferred Stock is convertible into a maximum of 5,151,871 shares of common stock. This maximum share amount is subject to increase if the average closing bid prices of our common stock for the 20 trading days ending on the later of June 30, 2000 and the 60th calendar day after the common stock issuable upon conversion of the Series P Preferred Stock and warrants is registered is less than $9.375, provided that under no circumstances will the Series P Preferred Stock (together with the other Rose Glen Securities) be convertible into more than 7,157,063 shares of our common stock, unless we obtain stockholder approval of the issuance of more shares. In addition. no holder may convert the Series P Preferred Stock or exercise the warrants it owns for any shares of common stock that would cause it to own following such conversion or exercise in excess of 4.9% of the shares of our common stock then outstanding.

     REDEMPTION. We may be required to redeem the Series P Preferred Stock in the following circumstances:

       o if we fail to timely file all reports required to be filed with the SEC in order to become eligible and maintain our eligibility for the use of SEC Form S-3;

       o if we fail to register the shares of common stock underlying the Series P Preferred Stock and associated warrants with the SEC by July 15, 2000;

       o if  we  fail  to  timely  honor  conversions  of the Series P Preferred
         Stock;

       o if we fail to use our best efforts to maintain at least 6,000,000 shares of common stock reserved for the issuance upon conversion of the Series P Preferred Stock and associated warrants;

       o if we fail to issue irrevocable instructions to our transfer agent to issue common stock certificates for conversion shares and warrant shares;

       o if we or any of our subsidiaries make an assignment for the benefit of creditors or become involved in bankruptcy, insolvency, reorganization or liquidation proceedings;
       o if we merge out of existence without the surviving company assuming the obligations relating to the Series P Preferred Stock;
       o if our common stock is no longer listed on the Nasdaq National Market which is where our common stock is listed at present or, if we cease to be listed on the Nasdaq National Market, our common stock is not alternatively listed on the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange;
       o if the Series P Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 5,151,871 shares of common stock, as such number may be adjusted, and we have not waived such limit, or
       o if, assuming we have waived the 5,151,871 limit above, the Series P Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance (taken together with the shares issued upon conversion on exercise of the other Rose Glen Securities) of more than 7,157,063 shares of our common stock and we have not obtained stockholder approval of a higher limit.


     The holder of the Series P Preferred Stock has advised us in writing that it has no present intention to exercise its rights to demand redemption by virtue of the second circumstance described above so long as the registration statement is declared effective by August 31, 2000.


     If the Series P Preferred Stock is redeemed under any of the first eight circumstances described above, the redemption value will be equal to the greater of (a) 120% multiplied by the sum of (1) the stated value ($1,000 per share),
(2) 5% per annum and (3) any penalties in arrears or (b) the sum of (1) the stated value plus (2) 5% per annum, divided by the then effective conversion rate multiplied by the highest closing price for our common stock during the period from the date of the first occurrence of the mandatory redemption event until one day prior to the mandatory redemption date.

     If the Series P Preferred Stock is redeemed under either of the latter two circumstances described above, the redemption value will be equal to $1,000 per share multiplied by 5% per annum.

GENERAL DESCRIPTION OF THE SERIES Q PREFERRED STOCK

     VOTING RIGHTS. The holders of the Series Q Preferred Stock do not have voting rights, unless otherwise provided by Delaware corporation law.

     LIQUIDATION RIGHTS. Upon our dissolution, liquidation, or winding-up, the holders of the Series Q Preferred Stock are entitled on a parity basis with any preferred stock ranking on a parity with the Series Q Preferred Stock to a liquidation preference over the common stock and any preferred stock ranking junior to the Series Q Preferred Stock, but after all preferential amounts due holders of any class of stock having a preference over the Series Q Preferred Stock are paid in full, equal to the sum of $1,000 plus an annual interest rate of 5% on the $1,000 for the period the Series Q Preferred Stock is outstanding plus any default payments specified in the certificate of designations divided by the number of shares of Series Q Preferred Stock then outstanding.

     DIVIDENDS. The Series Q Preferred Stock does not bear any dividends. No dividends may be granted on common stock or any preferred stock ranking junior to the Series Q Preferred Stock while the Series Q Preferred Stock remains outstanding.

     CONVERSION. The Series Q Preferred Stock is convertible, at the holder's option, into shares of common stock. The shares of Series Q Preferred Stock will automatically be converted into shares of common stock on March 15, 2003, subject to delay for specified events. The conversion price for the Series Q Preferred Stock is equal to the lesser of the lowest five day average closing price of our common stock on Nasdaq during the 22-day period prior to conversion, and $12.04.

     We can force a conversion of the Series Q Preferred Stock on any trading day following a period in which the closing bid price of our common stock has been greater than $24.08 for a period of at least 35 trading days after the earlier of (1) the first anniversary of the date the common stock issuable upon conversion of the Series Q Preferred Stock and warrants is registered for resale, and (2) the completion of a firm commitment underwritten public offering with gross proceeds to us of at least $45 million.

     The Series Q Preferred Stock is convertible into a maximum of 3,434,581 shares of common stock. This maximum share amount is subject to increase if the average closing bid prices of our common stock for the 20 trading days ending on the later of June 30, 2000 and the 60th calendar day after the common stock issuable upon conversion of the Series Q Preferred Stock and warrants is registered is less than $9.375, provided that under no circumstances will the Series Q Preferred Stock (together with the other Rose Glen Securities) be convertible into more than 7,157,063 shares of our common stock, unless we obtain stockholder approval of the issuance of more shares. In addition. no holder may convert the Series Q Preferred Stock or exercise the Series Q
Warrants it owns for any shares of common stock that would cause it to own following such conversion or exercise in excess of 4.9% of the shares of our common stock then outstanding.

     REDEMPTION. We may be required to redeem the Series Q Preferred Stock in the following circumstances:

       o if we fail to timely file all reports required to be filed with the SEC in order to become eligible and maintain our eligibility for the use of SEC Form S-3;

       o if we fail to register the shares of common stock underlying the Series P Preferred Stock, the Series Q Preferred Stock and associated warrants with the SEC by July 15, 2000;

       o if  we  fail  to  timely  honor  conversions  of the Series Q Preferred
         Stock;

       o if we fail to use our best efforts to maintain at least 4,000,000 shares of common stock reserved for the issuance upon conversion of the Series Q Preferred Stock and associated warrants;

       o if we fail to issue irrevocable instructions to our transfer agent to issue common stock certificates for conversion shares and warrant shares;

       o if we or any of our subsidiaries make an assignment for the benefit of creditors or become involved in bankruptcy, insolvency, reorganization or liquidation proceedings;

       o if we merge out of existence without the surviving company assuming the obligations relating to the Series P Preferred Stock;

       o if our common stock is no longer listed on the Nasdaq National Market which is where our common stock is listed at present or, if we cease to be listed on the Nasdaq National Market, our common stock is not alternatively listed on the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

       o if the Series Q Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 3,434,581 shares of common stock, as such number may be adjusted, and we have not waived such limit, or

       o if, assuming we have waived the 3,434,581 limit above, the Series Q Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance (taken together with the shares issued upon conversion or exercise of the other Rose Glen Securities) of more than 7,157,063 shares of our common stock and we have not obtained stockholder approval of a higher limit.


     The holder of the Series Q Preferred Stock has advised us in writing that it has no present intention to exercise its rights to demand redemption by virtue of the second circumstance described above so long as the registration statement is declared effective by August 31, 2000.


     If the Series Q Preferred Stock is redeemed under any of the first eight circumstances described above, the redemption value will be equal to the greater of (a) 120% multiplied by the sum of (1) the stated value ($1,000 per share),
(2) 5% per annum and (3) any penalties in arrears or (b) the sum of (1) the stated value plus (2) 5% per annum, divided by the then effective conversion rate multiplied by the highest closing price for our common stock during the period from the date of the first occurrence of the mandatory redemption event until one day prior to the mandatory redemption date.

     If the Series Q Preferred Stock is redeemed under either of the latter two circumstances described above, the redemption value will be equal to $1,000 per share multiplied by 5% per annum.

GENERAL DESCRIPTION OF THE SERIES P WARRANTS

     In connection with the private placement of the Series P Preferred Stock in January 2000, we issued warrants to purchase 375,000 shares of our common stock with a per share exercise price equal to $12.04, subject to adjustment for issuances of shares of our common stock below market price. The warrants are exercisable for 5 years beginning January 27, 2000.

GENERAL DESCRIPTION OF THE SERIES Q WARRANTS

     In connection with the private placement of the Series Q Preferred Stock in March 2000, we issued warrants to purchase 100,000 shares of our common stock with a per share exercise price equal to $12.04, subject to adjustment for issuances of shares of our common stock below market price. The warrants are exercisable for 5 years beginning March 17, 2000. Under the terms of the Series Q securities purchase agreement, we may issue additional warrants to purchase an additional 150,000 shares of our common stock according to the same terms.

                                   PROPOSAL 3

                 APPROVAL OF A REVERSE SPLIT OF SHARES OF OUR
                        COMMON STOCK AND AMENDMENT OF OUR
                      RESTATED CERTIFICATE OF INCORPORATION
                        TO EFFECT THE REVERSE STOCK SPLIT

     Our Board has directed management to seek stockholder approval of a reverse stock split (the "Reverse Stock Split") of our common stock to be effected prior to December 31, 2000, if at all, in one of the following ratios:

     o    every 2.7 issued and outstanding shares to be exchanged for one share,

     o every 3.7 issued and outstanding shares to be exchanged for one share, or

     o    every 4.7 issued and outstanding shares to be exchanged for one share.

If stockholders approve the Reverse Stock Split, our Board will have the discretion to determine which one of the alternative exchange ratios, if any, to implement. Our Board believes that stockholder approval of each of the one-for-2.7, one-for-3.7 or one-for-4.7 exchange ratios (as opposed to approval of any one ratio) in which the Reverse Stock Split may be effected is in the best interests of eGlobe and its stockholders and will provide our Board with the greatest ability to achieve the goals of the Reverse Stock Split.

     If stockholders approve the Reverse Stock Split and, at any time prior to December 31, 2000, our Board determines that it is in the best interests of eGlobe and its stockholders, our Board will implement the Reverse Stock Split by amendment of our Restated Certificate of Incorporation. Our Board may, in its sole discretion, determine not to effect the Reverse Stock Split. If the Reverse Stock Split is not effected prior to December 31, 2000, the Reverse Stock Split will be abandoned without further action by the stockholders pursuant to Section 242(c) of the Delaware General Corporation Law.

     Our Board's decision to select one of the three exchange ratios and abandon the others, or alternatively, to reject all of the exchange ratios and not effectuate the Reverse Stock Split, will be based on factors including, but not limited to:

     o the existing and expected marketability and liquidity of our common stock,
     o    overall trends in the stock market,
     o    likelihood of a deal with a strategic partner,
     o    our listing status on the Nasdaq National Market,
     o    our business developments, and
     o    our actual and projected financial performance.

CORPORATE AND SECURITIES LAW CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The Reverse Stock Split will result in a consolidation or reduction in the number of shares of our common stock that are issued and outstanding, so that after the Reverse Stock Split each stockholder will own 1/2.7, 1/3.7 or 1/4.7 of the number of shares owned prior to the Reverse Stock Split and each optionee, warrant holder or preferred stockholder will have the right to receive upon conversion or exercise of the securities they own 1/2.7, 1/3.7 or 1/4.7 of the number of shares they would have been entitled to receive prior to the Reverse Stock Split. Although the Reverse Stock Split will reduce the number of outstanding shares, it will not reduce the number of authorized shares. Implementation of the Reverse Stock Split will not change the relative equity positions among common and convertible preferred stockholders nor the contingent equity positions of the holders of stock options and warrants. The Reverse Stock Split will not alter the relative rights of the common stockholders, preferred stockholders, warrant holders or optionees.

     The Reverse Stock Split will not:

     o affect your percentage ownership interest or proportional voting power, except for minor differences if you receive cash instead of a fractional share,
     o    reduce the authorized number of common shares,

     o    have an effect on the par value of our common stock,

     o substantially affect your voting rights or other privileges, unless you would receive cash for all of your stock holdings before the Reverse Stock Split, or

     o    substantially reduce our number of stockholders.

     Upon the increase or decrease in the number of shares of our common stock outstanding by a stock split, our Restated Certificate of Incorporation provides for the automatic proportionate adjustment of the conversion rate used to calculate the number of shares of common stock into which the Series I convertible optional redemption preferred stock is convertible. Upon the increase or decrease in the number of shares of our common stock outstanding by a stock split, our Restated Certificate of Incorporation provides for the automatic adjustment of the conversion price used to calculate the number of shares of common stock into which the Series P Preferred Stock and the Series Q Preferred Stock are convertible. The Series I convertible optional redemption preferred stock, Series P Preferred Stock and the Series Q Preferred Stock are the only series of preferred stock outstanding. Therefore, immediately upon the effectiveness of the Reverse Stock Split, the conversion price will automatically be adjusted such that each share of Series P Preferred Stock and Series Q Preferred Stock will be convertible into proportionately fewer shares of common stock.

     Pursuant to the terms of our Employee Stock Option Plan, we will reduce proportionately the total number of shares that we have reserved for grants and options granted under the plan, and we will increase proportionately the cash consideration payable per share upon exercise of the options pursuant to these plans. Our warrants have similar provisions.

     Our common stock is currently registered under section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Reverse Stock Split will not affect the registration of our common stock under the 1934 Act.

REASONS FOR THE REVERSE STOCK SPLIT

     Although the effect of a Reverse Stock Split on the market price of our common stock cannot accurately be predicted, we believe that if stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, the market price of our common stock will likely increase. We cannot guarantee that the market price of our common stock following the Reverse Stock Split will increase in direct proportion to the exchange ratio selected by our Board or that any such increase will be sustained for an extended period of time. Nor can we guarantee that the Reverse Stock Split will not adversely affect the market price of our common stock.

     There are two principal reasons management believes a Reverse Stock Split would be in the best interests of eGlobe and its stockholders. First, management believes our ability to attract and enter into strategic alliances or other major transactions with desirable partners would likely increase following a Reserve Stock Split. Assuming the market price of our common stock will increase following effectiveness of the Reverse Stock Split, management believes that the perception of our common stock as an investment will improve and that our common stock will appeal to a broader market. Due to the volatility of low priced stocks, we believe the investment community generally views common stock that sells at an abnormally low price negatively. Some brokers are reluctant to or will not recommend that their clients purchase lower priced stocks, and institutional investors may be prohibited from purchasing such stocks as a matter of policy. These practices may adversely affect the liquidity of our common stock and our ability to raise additional equity capital. Management believes that additional interest in our common stock by the investment community is desirable and could result in a more stable trading market for our common stock. An increased market price that may result from the Reverse Stock Split may encourage interest in us as a business partner.

     Second, we must comply with certain requirements to maintain our common stock's status as a listed security on the Nasdaq National Market, including under one set of eligibility criteria a minimum bid price requirement. As of June 15, 2000, the closing market price of our common stock was below the minimum bid price requirement. If stockholders approve the Reverse Stock Split, management would

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have the  ability  to employ  the  Reverse  Stock  Split as a means of  possibly increasing the market price of our common stock in excess of the minimum bid price required for continued listing on the Nasdaq National Market under applicable eligibility criteria.

     In addition, by decreasing the number of outstanding shares of common stock and the number of shares of common stock the holders of outstanding options, warrants and convertible securities are entitled to acquire, the Reverse Stock Split will increase the number of shares of our common stock available for future issuance. Our Restated Certificate of Incorporation currently authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of June 1, 2000, we had 94,735,471 shares of common stock issued and outstanding and 129.0 million shares on a fully diluted basis, including shares issuable upon the exercise of outstanding options and warrants and preferred share conversions. The Reverse Stock Split will increase the number of shares available for future issuance by approximately 47.7 million shares (assuming a one-for-2.7 reverse stock split and assuming that we do not issue additional shares of common stock).

IMPLEMENTATION OF THE REVERSE STOCK SPLIT

     The effective date of the Reverse Stock Split will be the date on which the amendment is filed with the Secretary of State of the State of Delaware. The form of the proposed amendment to effect the Reverse Stock Split is annexed to this Proxy Statement as Annex "A". The exact timing of the filing of the proposed amendment to effect the Reverse Stock Split will be determined by our Board based upon its evaluation as to when such action will be most advantageous to eGlobe and its stockholders, and the Board of Directors reserves the right to delay filing the proposed amendment to effect the Reverse Stock Split until December 30, 2000. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the proposed amendment to effect the Reverse Stock Split, our Board, in its sole discretion, determines that it is no longer in the best interests of eGlobe and its stockholders.

     If stockholders approve the Reverse Stock Split and our Board of Directors thereafter elects to implement the Reverse Stock Split, we intend to issue a press release announcing the terms and effective date of the Reverse Stock Split not less than 10 days prior to filing the proposed amendment to effect the Reverse Stock Split.

     No fractional shares will be issued in connection with the proposed Reverse Stock Split. Rather, we will pay cash in lieu of any fraction of a share that any stockholder would otherwise receive. The price for such fractional share will be based on the closing market price of our common stock on the day preceding the filing date of the Reverse Stock Split. As a result, stockholders holding fewer than 2.7 shares, if a one-for-2.7 reverse split is consummated, will receive only cash and will no longer hold any common stock.

     As soon as practicable after filing the amendment to the Restated Certificate of Incorporation, stockholders will be notified and requested to surrender their certificates representing shares of pre-split common stock to our transfer agent so that certificates representing the appropriate number of shares of post-split common stock, together with a cash payment in lieu of any fractional share, may be issued in exchange therefore. We expect to adopt a new stock certificate in connection with imlplementation of the Reverse Stock Split, if it is approved by stockholders and effected by our Board.

TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     A summary of the federal income tax consequences of the proposed Reverse Stock Split to individual stockholders is set forth below. The following discussion is based upon present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. In addition, we have not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO

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CONSULT  THEIR OWN TAX  ADVISORS FOR MORE  DETAILED  INFORMATION  REGARDING  THE
EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT ON THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

   o Except with respect to any cash received for fractional shares, we believe that the Reverse Stock Split will be a tax-free recapitalization. Accordingly, a stockholder, will not recognize any gain or loss as a result of the receipt of our post-split common stock pursuant to the Reverse Stock Split.

   o The shares of our post-split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of our pre-split common stock held by that stockholder immediately prior to the Reverse Stock Split, reduced by the basis allocable to any fractional shares which the stockholder is treated as having sold for cash (see paragraph 4 below).

   o A stockholder's holding period for the post-split common stock will include the holding period of the pre-split common stock exchanged.

   o Stockholders who receive cash for all of their holdings (as a result of owning fewer than 2.7, 3.7 or 4.7 shares, depending on the ratio selected by our Board) will recognize a gain or loss for federal income tax purposes equal to the difference between the cash received and their basis in the pre-split common stock. Although the tax consequences to other stockholders who receive cash for fractional shares are not entirely certain, these stockholders will probably be treated for federal income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the pre-split common stock allocated to the fractional shares. It is possible that such stockholders will recognize gain based on the entire amount of cash received for fractional shares without offset for an allocable portion of their tax basis in their shares prior to the exchange. In any event, the gain will be long-term capital gain if the shares are held as capital assets and if the stockholders held the shares for more than one year before the Reverse Stock Split. Stockholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split.

VOTE REQUIRED AND RECOMMENDATION OF OUR BOARD

     The affirmative vote of a majority of the shares of common stock outstanding will be required to approve the Reverse Stock Split to be effected pursuant to an amendment of our Restated Certificate of Incorporation in our Board's discretion prior to December 31, 2000. Unless otherwise indicated, properly executed Proxies will be voted in favor of Proposal 3 to approve the Reverse Stock Split.

     Our Board of Directors, pursuant to a five to one vote, has directed management to seek stockholder approval of the Reverse Stock Split. Gary Gumowitz voted against the Reserve Stock Split because of the uncertainty as to whether an increase in our market price as a result of the Reserve Stock Split would be sustained.

           OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.






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                                   PROPOSAL 4

               APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1995
              EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN

     In December 1995, our Board of Directors adopted, and the stockholders subsequently approved, our 1995 Employee Stock Option and Appreciation Rights Plan (the "Employee Plan"). In February 1998, our Board of Directors adopted, and the stockholders subsequently approved, an increase in the shares available for issuance under the Employee Plan from 1,000,000 to 1,750,000 (representing approximately 10% of our common stock at a time when we had approximately 17,350,653 shares of common stock outstanding). In May 1999, our Board of Directors adopted, and the stockholders subsequently approved, an amendment to the Employee Plan to increase the number of shares of common stock that may be issued thereunder to 3,250,000 shares (representing approximately 15% of our common stock at a time when we had approximately 21,348,943 shares of common stock outstanding). In December 1999, our Board of Directors adopted, and the stockholders subsequently approved in March 2000, an amendment to the Employee Plan to increase the number of shares of common stock that may be issued thereunder to 7,000,000 shares (representing approximately 9% of our common stock at a time when we had approximately 39,610,770 shares of common stock outstanding and anticipated issuing an additional 40 million shares of common stock in connection with our merger with Trans Global Communications). In each case, our increase in the number of shares available for issuance under the Employee Plan was in response to an increase in the number of outstanding common stock due primarily to issuances in connection with various acquisitions.

     On June 28, 2000, our Board of Directors (exclusive of Gary Gumowitz, who abstained) adopted an amendment to the Employee Plan, subject to stockholder approval, that changes two provisions of the Employee Plan. The first change made by the amendment is to increase the number of shares of common stock issuable under the Employee Plan to 12,000,000 shares. The amendment further provides that the 12,000,000 share limit will be automatically increased from time to time so that the limit remains equal to 10% of our issued and outstanding shares of common stock on a fully diluted basis (including any shares of common stock that may be issuable upon conversion or exercise of preferred stock, warrants or other convertible securities, but excluding any shares of common stock issued upon the exercise of options granted under the
Plan); provided; that, at no time may the number of shares issuable under the Employee Plan exceed 15,000,000 shares. The amendment makes our practice of periodically increasing the option pool an automatic feature of the Employee Plan until the Employee Plan reaches 15,000,000 shares. If our Board determines to increase the option pool above 15,000,000, we will have to seek stockholder approval of such increase.

     Prior to the amendment the Employee Plan provided that no participant under the plan may be issued options to purchase more than 500,000 shares of common stock in any two year period. The second change made by the amendment to the Employee Plan is to increase this limit to 1,000,000 shares per any single participant over any two year period.

     The amendment to the Employee Plan is needed to have options available for grants made to our employees and employees of companies acquired by eGlobe or that may be acquired in the future as well as outside directors and executive officers. Our number of employees continues to grow significantly, and we need additional options to grant to employees to serve as an incentive for superior performance. The number of shares authorized under the Employee Plan would constitute 5.7% of our capital stock (assuming conversion of convertible preferred stock and exercise of outstanding warrants). At July 12, 2000, options outstanding under the Employee Plan exceeded the shares of common stock available for grant by 277,358 shares (net of canceled or expired options) and no shares remained available for future grant under the Employee Plan. On July 12, 2000, the closing price of our common stock was $2.5156 per share.

VOTE REQUIRED AND RECOMMENDATION OF OUR BOARD

     At the Annual Meeting, eGlobe's stockholders will be asked to consider and vote on the proposed amendment to the Employee Plan (1) increasing the number of shares of common stock issuable under the Employee Plan to 12,000,000 (subject to periodic increases as described above, up to a maximum of

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

15,000,000 shares) and (2) providing that no participant under the plan may be issued options to purchase more than 1,000,000 shares of common stock in any two year period. Unless otherwise instructed on the Proxy, properly executed proxies will be voted in favor of approving the proposed amendment and restatement of the Employee Plan. The affirmative vote of a majority of the shares of common stock present or represented by Proxy at the Annual Meeting will be required to approve the amendment and restatement of the Employee Plan.

           OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

     The purpose of the Employee Plan is to advance our interests by providing eligible individuals, including employees, consultants and other key persons, an opportunity to acquire or increase a proprietary interest in us, which thereby will create a stronger incentive to expend maximum effort for our growth and success and will encourage such eligible individuals to maintain their affiliation with us. Our board of directors believes that stock options and other stock-based incentive awards are important to attract and to encourage the continued employment and service of officers, other key employees and non-employee directors by facilitating their purchase of a stock interest in us and that increasing the aggregate number of shares available under the Employee Plan will afford us additional flexibility in making awards deemed necessary in the future.

     The following is a summary description of the Employee Plan, as amended, originally approved by our stockholders, effective December 14, 1995. A copy of the Employee Plan is annexed to this Proxy Statement as Annex "B".

DESCRIPTION OF THE 1995 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN

     GENERAL. The Compensation Committee administers the Employee Plan. The Compensation Committee, in its sole discretion, may grant a variety of stock incentive awards based on our common stock, including nonqualified stock options, incentive stock options and stock appreciation rights. All of our employees, advisors, consultants and non-employee directors are eligible to receive stock incentive awards under the Employee Plan; provided, however that incentive stock options may be granted only to our employees. Our Board of Directors may terminate or suspend the Employee Plan at any time. Unless previously terminated, the Employee Plan will terminate automatically on December 14, 2005, the tenth anniversary of the date of adoption of the Employee Plan by our Board of Directors.

     As amended, the number of shares of common stock issuable under the Employee Plan is 12,000,000 shares. This 12,000,000 share limit will be automatically increased from time to time so that the limit remains equal to 10% of our issued and outstanding shares of common stock on a fully diluted basis (including any shares of common stock that may be issuable upon conversion or exercise of preferred stock, warrants or other convertible securities, but excluding any shares of common stock issued upon the exercise of options granted under the Plan); provided; that, at no time may the number of shares issuable under the Employee Plan exceed 15,000,000 shares.

     STOCK OPTIONS. Incentive stock options granted under the Employee Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, unless they exceed certain limitations or are specifically designated otherwise. All other options granted under the Employee Plan are nonqualified stock options, meaning an option not intended to qualify as an incentive stock option or an incentive stock option which is converted into a nonqualified stock option under the terms of the Employee Plan.

     The option exercise price for incentive stock options granted under the Employee Plan may not be less than 100% of the Fair Market Value (as defined in the Employee Plan) of our common stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of our outstanding common stock). For nonqualified stock options, the option price shall be equal to the Fair Market Value of our common stock on the date the option is granted. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding common stock). Moreover, the aggregate Fair Market Value (determined as of the time that option is granted) of the shares with

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

respect to which incentive stock options are exercisable for the first time by any individual employee during any single calendar year under the Employee Plan shall not exceed $100,000. The right to purchase shares covered by any option under the Employee Plan shall be exercisable only in accordance with the terms and conditions of the grant to the participant. Such terms and conditions may include a time period or schedule whereby some of the options granted may become exercisable, or "vested," over time and certain conditions, such as continuous service or specified performance criteria or goals, must be satisfied for such vesting. Whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Compensation Committee. These terms and conditions may be different for different participants so long as all options satisfy the requirements of the Employee Plan.

     Payment for shares purchased under the Employee Plan may be made either in cash or in shares of our common stock, or any combination thereof. Shares tendered as payment for option exercises shall, if acquired from us, have been held for at least six months and shall be valued at the Fair Market Value of the shares on the date of exercise. The Compensation Committee may also permit a participant to effect a net exercise of an option without tendering any shares of our stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of our stock and shall receive from us a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised. Members of the Compensation Committee may effect a net exercise of their options only with the approval of our Board of Directors. In addition, the Compensation Committee may permit exercise of options by means of a broker-assisted cashless exercise.

     In general, options granted under the Employee Plan may not be sold, transferred, pledged, or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of options which are not incentive stock options for the benefit of immediate family members of optionees to help with estate planning concerns.

     STOCK APPRECIATION RIGHTS. Pursuant to the Employee Plan, the Compensation Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option, however, the Compensation Committee has decided not to grant any more tandem stock appreciation rights with stock options. If the stock appreciation right is granted in tandem with a stock option, exercise of the option cancels the related stock appreciation right. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the Fair Market Value on the date of exercise of our common stock over the exercise price per share specified in the related stock option (or, in the case of freestanding stock appreciation rights, the price per share specified in such right) times the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in cash, common stock, or a combination thereof, as determined by the Compensation Committee.

     ADJUSTMENTS, STOCK DIVIDENDS AND SIMILAR EVENTS. The Compensation Committee will make appropriate adjustments in outstanding stock incentive awards and the number of shares available for issuance under the Employee Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

     AMENDMENT THE PLAN. Our Board of Directors may amend the plan at any time and for any reason. However, amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material Federal income tax consequences of stock incentive awards under the Employee Plan. It does not describe all Federal tax consequences under the Employee Plan, nor does it describe state or local tax consequences.

     INCENTIVE STOCK OPTIONS. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an incentive stock option

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

will be taxed as long-term capital gain if the optionee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the optionee generally must be one of our employees from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of common stock received pursuant to the exercise of the option are waived.

     If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an incentive stock option in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares of common stock were sold more than one year after the option was exercised. We will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Internal Revenue Code as summarized below.

     If an optionee exercises an incentive stock option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares of common stock exchanged would be treated as the substituted basis for the shares of common stock received. If the optionee used shares received pursuant to the exercise of an incentive stock option (or another statutory option) as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

     NON-QUALIFIED OPTIONS. Upon exercising an option that is not an incentive stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised).

     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income.

     STOCK  APPRECIATION   RIGHTS.   Recipients  of  stock  appreciation  rights
generally do not recognize income upon the grant of such rights. When a participant elects to receive payment of a stock appreciation right, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and we are entitled to a deduction equal to such amount.

     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

     SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as us to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers

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

(other than the chief executive officer) determined at the end of each year (the "covered employees"). However, performance-based compensation is excluded from this limitation. The Employee Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). The Employee Plan imposes a limit designed to satisfy the performance-based compensation exception and that limit, as amended, states that the maximum number of shares that can be awarded under the Employee Plan to any person is 1,000,000 shares in any two year period.

                             INDEPENDENT ACCOUNTANTS

     Our Board of Directors has appointed BDO Seidman, LLP ("BDO Seidman") as our independent accountants for the fiscal year ending December 31, 2000. Representatives of BDO Seidman will be present at the Annual Meeting, and will be available to respond to appropriate questions.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement. This Proxy Statement incorporates by reference our Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 1999, our Quarterly Report on Form 10-Q/A, including financial statements and schedules thereto, that was filed with the Securities and Exchange Commission on August 18, 2000 and our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on May 22, 2000 to restate our financial statements which reflect the merger with Trans Global Communications using pooling of interests accounting. A copy of our Annual Report and Current Report are being mailed to stockholders with this Proxy Statement.

                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Any proposals by stockholders of eGlobe to be considered for inclusion in our proxy statement relating to the 2001 Annual Meeting of Stockholders must be in writing and received by us, at our principal office, not later than the close of business on July 2, 2001. Nothing in this paragraph shall be deemed to require the Company to include in the Proxy Statement and proxy relating to the 2001 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

     Management of the Company knows of no other business presented for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

                       BY ORDER OF THE BOARD OF DIRECTORS
                               GRAEME BROWN, ESQ.
                      DEPUTY GENERAL COUNSEL AND SECRETARY


August __, 2000

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 EGLOBE, INC.

     eGlobe, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     eGlobe, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting at a meeting of the directors of the Corporation at which a quorum was present duly adopted resolutions proposing and declaring advisable a reverse stock split of the Common Stock outstanding and recommending that such proposal be submitted to the stockholders of the Corporation for their consideration, action and approval.

     SECOND: Article 4 of the Restated Certificate of Incorporation of this Corporation, as previously amended, shall be further amended by adding a new paragraph to the end of said Article 4, which new paragraph shall read as follows [ANY ONE OF THE FOLLOWING ALTERNATIVE PROPOSALS, AS DETERMINED BY THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION]:

   "Upon the filing and effectiveness (the "Effective Time") of a certificate pursuant to the Delaware General Corporation Law to reflect the addition of this paragraph to Article 4 of the Corporation's Restated Certificate of Incorporation, each 2.7 shares of the Common Stock, $.001 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.001 par value per share (the "New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by 2.7 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Common Stock an amount in cash equal to the product obtained by multiplying $ by the number of shares of Old Common Stock held by such stockholder which is not evenly divisible by 2.7. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

                                       OR

   "Upon the filing and effectiveness (the "Effective Time") of a certificate pursuant to the Delaware General Corporation Law to reflect the addition of this paragraph to Article 4 of the Corporation's Restated Certificate of Incorporation, each 3.7 shares of the Common Stock, $.001 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.001 par value per share (the "New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by 3.7 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Common Stock an amount in cash equal to the product obtained by multiplying $ by the number of shares of Old Common Stock held by such stockholder which is not evenly divisible by 3.7. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

                                       OR

   "Upon the filing and effectiveness (the "Effective Time") of a certificate pursuant to the Delaware General Corporation Law to reflect the addition of this paragraph to Article 4 of the Corporation's Restated Certificate of Incorporation, each 4.7 shares of the Common Stock, $.001 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.001 par value per share (the "New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by 4.7 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Common Stock an amount in cash equal to the product obtained by multiplying $ by the number of shares of Old Common Stock held by such stockholder which is not evenly divisible by 4.7. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

     THIRD: That thereafter, pursuant to resolution of the Board of Directors, at least a majority of the outstanding stock of the Corporation entitled to vote thereon, acting at a meeting of stockholders of the Corporation at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the aforesaid amendment to the Restated Certificate of Incorporation of the Corporation.

     FOURTH: That the aforesaid amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, eGlobe, Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware this
   day of        , 2000.



                                                      eGLOBE, INC.
                                                      (Registrant)


                                         By        /s/ David Skriloff
                                            --------------------------------
                                                      David Skriloff
                                                 Chief Financial Officer
                                              (Principal Financial Officer)
Date: August 18, 2000

                                                                         ANNEX B




















                                 eGLOBE, INC.
                         1995 EMPLOYEE STOCK OPTION AND
                            APPRECIATION RIGHTS PLAN







                             AS AMENDED AND RESTATED

                                TABLE OF CONTENTS

1.    Purpose ................................................................ 1
2.    General Provisions ..................................................... 1
3.    Eligibility ............................................................ 1
4.    Number of Shares Subject to Plan ....................................... 1
5.    Stock Options .......................................................... 2
6.    Stock Appreciation Rights .............................................. 4
7.    Effect of Changes in Capitalization .................................... 5
8.    Nontransferability ..................................................... 6
9.    Amendment, Suspension, or Termination of Plan .......................... 6
10.   Effective Date ......................................................... 7
11.   Termination Date ....................................................... 7
12.   Resale of Shares Purchased ............................................. 7
13.   Acceleration of Rights and Options ..................................... 7
14.   Written Notice Required; Tax Withholding ............................... 7
15.   Compliance with Securities Laws ........................................ 7
16.   Waiver of Vesting Restrictions by Committee ............................ 8
17.   Reports to Participants ................................................ 8
18.   No Employee Contract ................................................... 8

                                 eGLOBE, INC.
                         1995 EMPLOYEE STOCK OPTION AND
                            APPRECIATION RIGHTS PLAN
                             AS AMENDED AND RESTATED

     1. Purpose. eGlobe, Inc. hereby establishes its 1995 Employee Stock Option and Appreciation Rights Plan (the "Plan"). The purpose of the Plan is to advance the interests of Executive TeleCard, Ltd. and its subsidiaries (collectively "the Company") and the Company's stockholders by providing a means by which the Company shall be able to attract and retain competent employees, officers, non-employee directors, consultants and advisors by providing them with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped produce.

     2. General Provisions.

       (a) The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as now in effect or as hereafter amended (the "Exchange Act"), the Board of Directors of the Company (the "Board") may exercise any power or authority granted to the Committee under this Plan. The Committee shall be comprised of two or more directors designated by the Board.

       (b) The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. Any action of the Committee with respect to the Plan shall be taken by majority vote or by the unanimous written consent of the Committee members.


       (c) The   Committee  shall  determine,  in  its  sole  discretion,  which participants under the Plan shall be granted stock options or stock appreciation rights, the time or times at which options or rights are granted, as well as the number and the duration of the options or rights which are granted to participants; provided, however, that no participant may be granted options to purchase more than 500,000 1,000,000 shares of common stock of the Company ("Common Stock") under the Plan in any two (2) year period, SUBJECT TO ADJUSTMENT AS PROVIDED FOR IN SECTION 7.


       (d) The Committee shall also determine any other terms and conditions relating to options and rights granted under the Plan as the Committee may prescribe, in its sole discretion.

       (e) The Committee shall make all other determinations and take all other actions which it deems necessary or advisable for the administration of the Plan.

       (f) All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

     3. Eligibility. The Company's employees, non-employee directors, advisors, consultants and any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board shall be eligible to participate in the Plan and to receive options and rights hereunder, provided, however, that Incentive Stock Options may only be granted to employees of the Company or its subsidiaries.


     4. Number of Shares Subject to Plan. The SUBJECT TO ADJUSTMENT ONLY AS PROVIDED IN SECTION 7 HEREOF, THE aggregate number of shares of the Company's Common Stock which may be granted to participants shall be 7,000,000 shares, subject to adjustment only as provided in Sections 5(h) and 7 hereof 12,000,000 SHARES, WHICH LIMIT SHALL BE INCREASED FROM TIME TO TIME SO THAT THE LIMIT IS EQUIVALENT TO 10% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ON A FULLY DILUTED BASIS (INCLUDING ANY SHARES OF COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OR EXERCISE OF PREFERRED STOCK, WARRANTS OR OTHER CONVERTIBLE SECURITIES, BUT EXCLUDING ANY SHARES OF COMMON STOCK ISSUED UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE PLAN); PROVIDED, THAT, THE NUMBER OF SHARES WHICH MAY BE ISSUED UNDER THE PLAN SHALL IN NO EVENT EXCEED 15,000,000 SHARES. These shares may consist of shares of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its treasury or any combination thereof. If an option granted under this Plan is surrendered, or for any other reason ceases to be exercisable in whole or in part, the shares as to which the option ceases to be exercisable shall be available for options to be granted to the same or other participants under the Plan, except to the extent that an option is deemed surrendered by the exercise of a tandem stock appreciation right and that right is paid by the Company in stock, in which event the shares issued in satisfaction of the right shall not be available for new options or rights under the Plan. Further, shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a result of acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan.

     5. Stock Options.

       (a) Type of Options. Options granted may be either Nonqualified Stock Options or Incentive Stock Options as determined by the Committee in its sole discretion and as reflected in the Notice of Grant issued by the Committee. "Incentive Stock Option" means an option intended to qualify as an incentive stock option within the meaning of (section) 422 of the Internal Revenue Code of 1986 (the "Code"). "Nonqualified Stock Option" means an option not intended to qualify as an Incentive Stock Option or an Incentive Stock Option which is converted to a Nonqualified Stock Option under Section 5(f) hereof.

       (b) Option Price. The price at which options may be granted under the Plan shall be determined by the Committee at the time of grant as follows:

          (i) For Incentive Stock Options the option price shall be equal to 100% of the Fair Market Value of the stock on the date the option is granted; provided, however, that for Incentive Stock Options granted to any person who, at the time such option is granted, owns (as defined in (section) 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation, the option price shall be 110% of the Fair Market Value.

          (ii) For Nonqualified Stock Options the option price shall be not less than the par value of a share of the Stock covered by the Option.

          (iii) For purposes of this Plan, and except as otherwise set forth herein, "Fair Market Value" shall mean: (A) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the valuation date, or (B) if there were no such sales on the valuation date, then in accordance with Treas. Reg. (section) 20.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time or grant (or in the formula proposed for such grant, if applicable), the valuation date for purposes of determining Fair Market Value shall be the date of grant. The Committee (or the Board of Directors with respect to grants to Committee members pursuant to Section 5(g) hereof may specify in any grant of an option or stock appreciation right that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days prior to the date of grant, and Fair Market Value for purposes of such grant shall be the average over the valuation period of the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on each date on which sales were made in the valuation period, provided, however, that if the Committee (or the Board of Directors) fails to specify a valuation period and there were no sales on the date of grant then Fair Market Value shall be determined as if the
Committee had specified a thirty (30) day valuation period for such determination, unless there is no established market for the Company's Common Stock in which case the determination of Fair Market Value shall be in accordance with clause (B) above.

       (c) Exercise of Option. The right to purchase shares covered by any option under this Plan shall be exercisable only in accordance with the terms and conditions of the grant to the participant. Such terms and conditions may include a time period or schedule whereby some of the options granted may become exercisable, or "vested", over time and certain conditions, such as continuous service or specified performance criteria or goals, must be satisfied for such vesting. The determination as to whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Committee. These terms and conditions may be different for different participants so long as all options satisfy the requirements of the Plan.

     The exercise of options shall be paid for in cash or in shares of the Company's Common Stock, or any combination thereof. Shares tendered as payment for option exercises shall, if acquired from the Company, have been held for at least six months and shall be valued at the Fair Market Value of the shares on the date of exercise. The Committee may, in its discretion, agree to a loan by the Company to one or more participants of a portion of the exercise price (not to exceed the exercise price minus the par value of the shares to be acquired, if any) for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. Members of the Committee may receive such loans from the Company for the exercise of their options, if any, only with approval by the Board.

     The Committee may also permit a participant to effect a net exercise of an option without tendering any shares of the Company's stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of the Company's stock and shall receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised. Members of the Committee may effect a net exercise of their options only with the approval of the Board.

     The Committee may also cause the Company to enter into arrangements with one or more licensed stock brokerage firms whereby participants may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the exercise price for the option and the withholding taxes, if any, and then to transmit the proceeds from such sales directly to the Company in satisfaction of such obligations.

     The Committee may prescribe forms which must be completed and signed by a participant and tendered with payment of the exercise price in order to exercise an option.

       (d) Duration of Options. Unless otherwise prescribed by the Committee or this Plan, options granted hereunder shall expire ten (10) years from the date of grant, subject to early termination as provided in Section 5(f) hereof.

       (e) Incentive Stock Options Limitations. In no event shall an Incentive Stock Option be granted to any person who, at the time such option is granted, owns (as defined in (section) 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, unless the option price is at least 110% of the Fair Market Value of the stock subject to the Option, and such Option is by its terms not exercisable after the expiration of five (5) years from the date such Option is granted. Moreover, the aggregate Fair Market Value (determined as of the time that option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any individual employee during any single calendar year under the Plan shall not exceed $100,000. In addition, in order to receive the full tax benefits of an Incentive Stock Option, the employee must not resell or otherwise dispose of the stock acquired upon exercise of the Incentive Stock Option until two (2) years after the date the option was granted and one (1) year after it was exercised.

       (f) Early Termination of Options. In the event a participant's employment with or service to the Company shall terminate as the result of total disability, as defined below, or the result of retirement at 65 years of age or later, then any options granted to such participant shall expire and may no longer be exercised three (3) months after such termination. If the participant dies while employed or engaged by the Company, to the extent that the option was exercisable at the time of the participant's death, such option may, within one year after the participant's death, be exercised by the person or persons to whom the participant's rights under the option shall pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised to any extent after the expiration of the option as originally granted. In the event a participant's employment or engagement by the Company shall terminate as the result of any circumstances other than those referred to above, whether terminated by the participant or the Company, with or without cause, then all options granted to such participant under this Plan shall terminate and no longer be exercisable as of the date of such termination, provided, however, that if an employee with an Incentive Stock Option terminates employment prior to its exercise, but notwithstanding such termination becomes or remains a non-employee advisor, consultant or director eligible for Nonqualified Stock Options hereunder or any other stock option plan of the Company, then the Incentive Stock Option shall be converted to a Nonqualified Stock Option on the date the Incentive Stock Option would otherwise have terminated. A change in a participant's status from one eligible category to another (e.g., from an employee to a consultant) without a break in service shall not be considered a termination of that participant's employment or engagement for purposes hereof.

     An employee who is absent from work with the Company because of total disability, as defined below, shall not by virtue of such absence alone be deemed to have terminated such participant's employment with the Company. All rights which such participant would have had to exercise options granted hereunder will be suspended during the period of such absence and may be exercised cumulatively by such participant upon his return to the Company so long as such rights are exercised prior to the expiration of the option as originally granted. For purposes of this Plan, "total disability" shall mean disability, as a result of sickness or injury, to the extent that the participant is prevented from engaging in any substantial gainful activity and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

     Notwithstanding the foregoing, the Committee may, in its discretion, permit the exercise of an option after termination of a participant's employment or engagement by the Company or during any absence from work because of total disability.

       (g) Grants to Committee Members. The Committee shall have no authority to make grants to its members hereunder, rather the Board of Directors (with members of the Committee abstaining) shall have the authority to make grants under this Plan to members of the Committee. Any designation of such grants may be by means of a formula specified by the Board of Directors to award grants automatically at a stated time. Nothing in this Section 5(g) shall be interpreted to prohibit the Board of Directors from granting options or rights to its members if the Board of Directors is administering the Plan in accordance with Section 2(a) above.

     6. Stock Appreciation Rights.

       (a) Grant. Stock appreciation rights may be granted by the Committee under this Plan upon such terms and conditions as it may prescribe. A stock appreciation right may be granted in connection with an option previously granted to or to be granted under this Plan or may be granted by itself. Each stock appreciation right related to an option (a "Tandem Right") shall become nonexercisable and be forfeited if the option to which it relates (the "Related Option") is exercised. "Stock appreciation right" as used in this Plan means a right to receive the excess of Fair Market Value, on the date of exercise, of a share of the Company's Common Stock on which an appreciation right is exercised over the option price provided for in the related option and is issued in consideration of services performed for the Company or for its benefit by the participant. Such excess is hereafter called "the differential."

       (b) Exercise of Stock Appreciation Rights. Stock appreciation rights shall be exercisable and be payable in the following manner:

          (i) A stock appreciation right not issued with a Related Option (a "Separate Right") shall be exercisable at the time or times prescribed by the Committee. A Tandem Right shall be exercisable by the participant at the same time or times that the Related Option could be exercised. A participant wishing to exercise a stock appreciation right shall give written notice of such exercise to the Company. Upon receipt of such notice, the Company shall determine, in its sole discretion, whether the participant's stock appreciation rights shall be paid in cash or in shares of the Company's Common Stock or any combination of cash and shares and thereupon shall, without deducting any transfer or issue tax, deliver to the person exercising such right an amount of cash or shares of the Company's Common Stock or a combination thereof with a value equal to the differential. The date the Company receives the written notice of exercise hereunder is the exercise date. The shares issued upon the exercise of a stock appreciation right may consist of shares of the Company's authorized but unissued Common Stock or of its authorized and issued Common Stock reacquired by the Company and held in its treasury or any combination thereof. No fractional share of Common Stock shall be issued; rather, the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

         (ii) The exercise of a Tandem Right shall automatically result in the surrender of the Related Option by the participant on a share for share basis. Likewise, the exercise of a stock option shall automatically result in the surrender of the related Tandem Right. Shares covered by surrendered options shall be available for granting further options under this Plan except to the extent and in the amount that such rights are paid by the Company with shares of stock, as more fully discussed in Section 4 hereof.

         (iii) The Committee may impose any other terms and conditions it prescribes upon the exercise of a stock appreciation right, which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

       (c) Limitation on Payments. Notwithstanding any other provision of this Plan, the Committee may from time to time determine, including at the time of exercise, the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year; provided, however, that all such amounts shall be paid in full no later than the end of the year immediately following the year in which the participant exercised such stock appreciation rights. Any determination under this paragraph may be changed by the Committee from time to time provided that no such change shall require the participant to return to the Company any amount theretofore received or to extend the period within which the Company is required to make full payment of the amount due as the result of the exercise of the participant's stock appreciation rights.

       (d) Expiration or termination of stock appreciation rights.

          (i) Each Tandem Right and all rights and obligations thereunder shall expire on the date on which the Related Option expires or terminates. Each Separate Right shall expire on the date prescribed by the Committee.

     7. Effect of Changes in Capitalization

       (a) Changes in Common Stock. If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares for which options or stock appreciation rights are outstanding, so that the proportionate interest of the participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding options shall not change the aggregate option price payable with respect to shares subject to the unexercised portion of the option outstanding but shall include a corresponding proportionate adjustment in the option price per share. Similar adjustments shall be made to the terms of stock appreciation rights.

       (b) Reorganization with the Company Surviving. Subject to Section 7(c) hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities, any option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the option price per share so that the aggregate option price thereafter shall be the same as the aggregate option price of the shares remaining subject to the option immediately prior to such reorganization, merger or consolidation. Similar adjustments shall be made to the terms of stock appreciation rights.

       (c) Other Reorganizations, Sale of Assets or Common Stock. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another person or entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the

Board that results in any person or entity (other than persons who are holders of stock of the Company at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Company, the Plan and all options and stock appreciation rights outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the options and stock appreciation rights theretofore granted, or for the substitution for such options and stock appreciation rights of new options and stock appreciation rights covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan, options and stock appreciation rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each participant shall have the right (subject to the general limitations on exercise set forth in Section 5(d) hereof and except as otherwise specifically provided in the option agreement relating to such option or stock appreciation right), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such option or stock appreciation right in whole or in part, whether or not such option or stock appreciation right was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any option agreement. The Committee shall send written notice of an event that will result in such a termination to all participants not later than the time at which the Company gives notice thereof to its stockholders.

       (d) Adjustments. Adjustments under this Section 7 relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

       (e) No Limitations on Company. The grant of an option or stock appreciation right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     8. Nontransferability. During a participant's lifetime, a right or an option may be exercisable only by the participant. options and rights granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and, if the Company has a class of securities registered under the Exchange Act, by Exchange Act Rule 16b-3, the Committee may, in its sole discretion, (i) permit a recipient of a Nonqualified Stock Option to designate in writing during the participant's lifetime a beneficiary to receive and exercise the participant's Nonqualified Stock Options in the event of such participant's death (as provided in Section 5(f)), (ii) grant Nonqualified Stock Options that are transferable to the immediate family, a family trust of the participant or any other legal entity in which immediate family members own or hold the only interests and (iii) modify existing Nonqualified Stock Options to be transferable to the immediate family, a family trust or a family legal entity of the participant. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or right under the Plan, or of any right or privilege conferred thereby, contrary to the provisions of the Plan shall be null and void.

     9. Amendment, Suspension, or Termination of Plan. The Committee or the Board of Directors may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Committee may deem advisable in order that options and rights granted hereunder shall conform to any change in the law, or in any other respect which the Committee or the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any option or stock appreciation rights theretofore granted to him or her under the Plan; and provided further that no such amendment shall, without shareholder approval, increase the total number of shares available for grants of options or rights under the Plan (except as provided by Section 7 hereof).

     10. Effective Date. The effective date of the Plan is December 14, 1995.

     11. Termination Date. Unless this Plan shall have been previously terminated by the Committee, this Plan shall terminate on December 14, 2005, except as to stock, options and rights theretofore granted and outstanding under the Plan at that date, and no stock, option or right shall be granted after that date.

     12. Resale of Shares Purchased. All shares of stock acquired under this Plan may be freely resold, subject to applicable state and federal securities laws restricting their transfer. As a condition to exercise of an option, however, the Company may impose various conditions, including a requirement that the person exercising such option represent and warrant that, at the time of such exercise, the shares of Common Stock being purchased are being purchased for investment and not with a view to resale or distribution thereof. In addition, the resale of shares purchased upon the exercise of Incentive Stock Options may cause the employee to lose certain tax benefits if the employee fails to comply with the holding period requirements described in Section 5(e) hereof.

     13. Acceleration of Rights and Options. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any right or option granted pursuant to the Plan shall become immediately and fully exercisable during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no option or right shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own 50% or more of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this section is not consummated, but rather is terminated, canceled or expires, the options and rights granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into. In the event any provision of the Plan or any option or right granted pursuant to the Plan would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in any agreement that an optionee who receives a grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

     14. Written Notice Required; Tax Withholding. Any option or right granted pursuant to the Plan shall be exercised when written notice of that exercise by the participant has been received by the Company at its principal office and, with respect to options, when full payment for the shares with respect to which the option is exercised has been received by the Company. By accepting a grant under the Plan, each participant agrees that, if and to the extent required by law, the Company shall withhold or require the payment by participant of any state, federal or local taxes resulting from the exercise of an option or right; provided, however, that to the extent permitted by law, the Committee (or, for Committee members, the Board) may in its discretion, permit some or all of such withholding obligation to be satisfied by the delivery by the participant of, or the retention by the Company of, shares of its Common Stock.

     15. Compliance with Securities Laws. Shares shall not be issued with respect to any option or right granted under the Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange or automated quotation system upon which shares of the Company's stock may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each participant must consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the exercise of the option or right restricting their transferability as may be required by law, the option or right, or the Plan.

     16. Waiver of Vesting Restrictions by Committee. Notwithstanding any provision of the Plan, the Committee shall have the discretion to waive any vesting restrictions on the participant's options or rights, or the early termination thereof.

     17. Reports to Participants. The Company shall furnish to each participant a copy of the annual report, if any, sent to the Company's shareholders. Upon written request, the Company shall furnish to each participant a copy of its most recent annual report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

     18. No Employee Contract. The grant of restricted stock or an option or right under the Plan shall not confer upon any participant any right with respect to continuation of employment by, or the rendition of advisory or consulting services to, the Company, nor shall it interfere in any way with the Company's right to terminate the participant's employment or services at any time.

                                  *    *    *


     As adopted by the Board of Directors of the Company on December 14, 1995, as approved by stockholders on July 26, 1996, as amended and restated by the Board of Directors on October 25, 1997, as amended and restated by the Board of Directors on January 17, 1998 and as approved by stockholders (with respect to the increase in the number of shares) on February 26, 1998, as further amended and restated by the Board of Directors on May 14, 1999 and as approved by the stockholders (with respect to the increase in the number of shares) on June 16, 1999, and as further amended and restated by the Board of Directors on December 16, 1999 and as approved by the stockholders (with respect to the increase in the number of shares) on March 23, 2000, AND AS FURTHER AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON JUNE _, 2000 AND AS APPROVED BY THE STOCKHOLDERS (WITH RESPECT TO THE INCREASE IN THE NUMBER OF SHARES AND THE INCREASE IN THE
INDIVIDUAL LIMITS) ON       , 2000.






                                         By
                                            --------------------------------

REVOCABLE PROXY
                                 eGLOBE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

     The undersigned stockholder of eGlobe, Inc. (the "Company") hereby appoints Christopher J. Vizas, David Skriloff, and Anne Haas, or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 9:30 a.m., local time, on Thursday, August 31, 2000, at the Washington Monarch Hotel, 2401 M Street, N.W., Washington, D.C. 20037 and at any adjournments or postponements thereof, upon the following matters:

  PROPOSAL ONE: Election of two directors to our Board of Directors to serve a term of three years, or until their successors have been duly elected and qualified.

  [ ] FOR all nominees listed at right       Nominees: David W. Warnes
  (except as marked to the contrary below)             John W. Hughes


  [ ] WITHHOLD AUTHORITY to vote for all     (INSTRUCTION: To withhold authority
  nominees listed at right                    to vote for an individual nominee,
                                              cross out that nominee's  name  at
                                              right.)

PROPOSAL TWO: Approval of the possible issuance of       FOR   AGAINST  ABSTAIN
shares of our common stock upon the  conversion of       [  ]    [  ]     [  ]
shares of our Series P Convertible Preferred Stock
and  Series  Q  Convertible  Preferred  Stock  and
exercise of warrants issued in connection with the
Series P Convertible  Preferred Stock and Series Q
Convertible  Preferred Stock,  where the number of
shares  issuable  may equal or  exceed  20% of our
common  stock   outstanding   at  the  time  these
securities were issued.

PROPOSAL   THREE:   Approval   of   each   of  the       FOR   AGAINST  ABSTAIN
alternative   proposals  to  effect  a  1-for-2.7,       [  ]    [  ]     [  ]
1-for-3.7 or 1-for-4.7 reverse stock split of our outstanding common stock.

PROPOSAL  FOUR:  Amendment  of our  1995  Employee       FOR   AGAINST  ABSTAIN
Stock  Option  and  Appreciations  Rights  Plan to       [  ]    [  ]     [  ]
increase  the number of shares under the plan from
7,000,000  to  12,000,000   (subject  to  periodic
increases) and increase the number of options that may be granted to a recipient during a two-year period from 500,000 to 1,000,000.





     This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE THROUGH FOUR.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

[ ] I PLAN TO ATTEND THE AUGUST 31, 2000 ANNUAL STOCKHOLDERS MEETING



                                      Date:                           ,  2000.
                                           --------------------------



                                      ----------------------------------------
                                      (Signature  of  Stockholder  or Authorized
                                      Representative)


                                      ----------------------------------------
                                      (Print name)


                                      Please  date  and  sign  exactly  as  name
                                      appears     hereon.     Each     executor,
                                      administrator,      trustee,     guardian,
                                      attorney-in-fact   and   other   fiduciary
                                      should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.